UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

NN, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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November 10, 2016

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of NN, Inc., which will be held on Wednesday, December 14, 2016, at 9:00 a.m., local time, at the headquarters of NN, Inc. located at 207 Mockingbird Lane, Johnson City, Tennessee 37604.

Stockholders will be asked to vote on the matters described in the enclosed Proxy Statement. You are urged to read the Proxy Statement carefully before voting.

You may vote on the matters brought before the Special Meeting by: (i) completing and mailing the enclosed proxy card; (ii) telephone; (iii) Internet; or (iv) appearing in person and voting at the Special Meeting. Voting instructions are printed on your proxy card. Your vote is important. We encourage you to vote by proxy, even if you plan to attend the Special Meeting.

Sincerely,

Richard D. Holder
President and Chief Executive Officer

NN, INC.

207 Mockingbird Lane

Johnson City, Tennessee 37604

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Special Meeting of Stockholders of NN, Inc., a Delaware corporation, will be held on Wednesday, December 14, 2016, at 9:00 a.m., local time, at the headquarters of NN, Inc. located at 207 Mockingbird Lane, Johnson City, Tennessee 37604 for the following purposes:

(1)	To approve the 2016 Omnibus Incentive Plan; and

(2)	To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of proposal 1.

Our Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2. Details regarding each of the foregoing proposals are contained in the accompanying Proxy Statement.

The record date for the Special Meeting is November 1, 2016. If you hold shares of our common stock at the close of business on November 1, 2016, you are entitled to vote at the Special Meeting.

By Order of the Board of Directors,

Matthew S. Heiter
Secretary
Johnson City, Tennessee
November 10, 2016

YOUR VOTE IS VERY IMPORTANT.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, BY INTERNET, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

If you have questions or need assistance voting your shares please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders: (888) 750-5834 (toll free)

Banks and brokers: (212) 750-5833 (call collect)

Email: info@innisfreema.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON DECEMBER 14, 2016

Our Proxy Statement for the Special Meeting is available at www.proxyvote.com.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

Special Meeting Information

Time and Date:	9:00 a.m., local time on Wednesday, December 14, 2016

Location:	NN, Inc., 207 Mockingbird Lane, Johnson City, Tennessee 37604

Record Date:	November 1, 2016

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each proposal to be voted on. On the record date, there were 27,239,637 shares of common stock issued and outstanding and entitled to vote at the Special Meeting.

How to Vote

We encourage you to vote by proxy, even if you plan to attend the Special Meeting. It is very important that you vote in order to play a part in our future. You can vote using one of the following methods:

•	Completing and mailing the enclosed proxy card;

•	By telephone at (800) 690-6903;

•	By Internet at www.proxyvote.com; and

•	In person at the Special Meeting.

If you own shares through a bank, broker, trustee, nominee, or other institution, they will provide you with our Proxy Statement and any other solicitation materials, as well as instructions on how to vote.

Items of Business for Special Meeting

Proposal	Proposal Description	Voting Recommendation
Proposal I	Approval of the 2016 Omnibus Incentive Plan	“FOR”

Proposal II	Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal I	“FOR”

Corporate Governance Summary

We are committed to good corporate governance, which promotes the long-term interests of our stockholders, strengthens accountability for our Board of Directors and management, and helps build public trust in us. Highlights of our corporate governance policies and practices include:

•	All independent directors, except for our Chief Executive Officer;

•	Independent presiding Chairman of the Board of Directors;

•	Standing committees consist entirely of independent directors;

•	Risk oversight by our Board of Directors and our standing committees;

•	Regular executive sessions of independent directors;

•	Executive compensation driven by pay-for-performance philosophy;

•	Majority voting for uncontested director elections;

•	Limits on directors’ service on other public company boards and audit committees;

•	Incentive compensation recoupment (clawback) policy applicable to any equity awards issued under our compensation plans;

•	Director and executive stock ownership guidelines; and

•	Engagement of compensation consultant, Willis Towers Watson, to support our efforts of further aligning executive compensation with our stockholders’ interests.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: EACH OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT IS AVAILABLE AT WWW.PROXYVOTE.COM.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

NN, INC.

207 Mockingbird Lane

Johnson City, Tennessee 37604

Proxies are being solicited by the board of directors of NN, Inc., or the Board, in connection with the Special Meeting of Stockholders of NN, Inc., or the Special Meeting. Your vote is very important. For this reason, our Board is requesting that you allow your shares to be represented at the Special Meeting by the proxies named on the enclosed proxy card. In connection with our solicitation of proxies, we are mailing this proxy statement for the Special Meeting, or this Proxy Statement, and the enclosed proxy card to all stockholders beginning on or about November 14, 2016.

In this Proxy Statement, terms such as “NN,” the “Company,” “we,” “us” and “our” refer to NN, Inc. The mailing address of our executive office is 207 Mockingbird Lane, Johnson City, Tennessee 37604. Our website is www.nninc.com. Information from our website is not incorporated by reference into any portion of this Proxy Statement.

Special Meeting Date, Time and Location

The Special Meeting will be held on Wednesday, December 14, 2016 at 9:00 a.m., local time, at the headquarters of NN, Inc. located at 207 Mockingbird Lane, Johnson City, Tennessee 37604.

Record Date

Stockholders of record of our common stock, par value $0.01 per share, or the common stock, as of the close of business on November 1, 2016, or the Record Date, will be entitled to vote at the Special Meeting. On the Record Date, 27,239,637 shares of common stock were issued and outstanding.

Voting

Each share of common stock outstanding on the Record Date is entitled to one vote on each matter submitted to a vote at the Special Meeting. We encourage you to vote by proxy, even if you plan to attend the Special Meeting. Your vote is important. You can vote your shares using one of the following methods and by following the instructions that are printed on your proxy card:

•	Completing and mailing the enclosed proxy card;

•	By telephone at (800) 690-6903;

•	By Internet at www.proxyvote.com; and

•	In person at the Special Meeting.

Voting for Stockholders of Record

If on the Record Date your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

If you vote by proxy and your proxy card is incomplete, or if you do not provide instructions with respect to any of the proposals, the appointed proxy will vote “FOR” Proposal I (Approval of 2016 Omnibus Incentive Plan) and Proposal II (Approval of Adjournments to the Special Meeting) pursuant to the appointed proxy’s discretion for any other business properly brought before the Special Meeting. If your proxy card is unclear as to how you intended to vote (e.g., multiple selections are made for one proposal), your proxy will be voted pursuant to the discretion of the appointed proxy.

Voting for Beneficial Owners

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization maintaining your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent. If you plan to attend the Special Meeting, you will need to bring a valid proxy from the organization maintaining your account to vote your shares at the Special Meeting.

If you hold your shares in street name, and do not provide instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner. Broker non-votes are counted as present for purposes of determining whether there is a quorum, but are not counted for purposes of determining whether a matter has been approved. If you properly submit a proxy card to the organization maintaining your account, but do not provide voting instructions, that organization will be able to vote your shares on Proposal II (Approval of Adjournments to the Special Meeting); however, that organization will not be permitted to vote your shares on Proposal I (Approval of 2016 Omnibus Incentive Plan). As a result, if you do not provide voting instructions to the organization maintaining your account, your shares will have no effect on the outcome of the approval of the 2016 Omnibus Incentive Plan.

Quorum

A quorum must be present in order for business to be conducted at the Special Meeting. A quorum consists of at least a majority of the outstanding shares of common stock on the Record Date. Shares represented at the Special Meeting in person or by proxy will be counted in determining whether a quorum exists. If you abstain or withhold your vote, your shares will be treated as present and entitled to vote in determining the presence of a quorum. Broker non-votes will be counted as present at the Special Meeting for quorum purposes, but not voted on non-routine proposals. Our Inspector of Elections will tabulate the votes and determine whether a quorum is present. On the Record Date, there were 27,239,637 shares of common stock outstanding and entitled to vote. Thus, 13,619,819 shares of common stock must be represented by stockholders present in person or by proxy at the Special Meeting to have a quorum.

Soliciting Proxies

The entire cost of this proxy solicitation is being paid by the Company. In addition to solicitation by mail, our officers and employees without additional remuneration, may solicit proxies by telephone, facsimile transmission or personal contact. Brokerage firms, banks, dealers or other similar organizations will be requested to forward soliciting material to the beneficial owners of shares held by them of record and they will be reimbursed for any expenses that they incur.

We have retained the services of Innisfree M&A Incorporated, a professional proxy solicitation firm, to aid in the solicitation of proxies for an estimated fee of $15,000 plus expenses. Innisfree M&A Incorporated may conduct this proxy solicitation by personal interview, mail, telephone, facsimile, e-mail, other electronic channels of communication, or otherwise. Our officers and employees will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy materials to beneficial owners.

Proxies

Shares represented by a properly executed proxy will be voted at the Special Meeting in the manner specified. In the absence of specific instructions, shares represented by a properly executed proxy will be voted “FOR” the approval of the 2016 Omnibus Incentive Plan and “FOR” approval of one or more adjournments to the Special Meeting.

If you are an authorized officer, partner or other agent voting shares on behalf of a corporation, limited liability company, partnership or other legal entity owning common stock, you should sign the accompanying proxy card in the entity name and indicate your name and title. If you are an agent, attorney, guardian or trustee submitting a proxy card on behalf of a registered stockholder, you should also indicate your title with your signature. If you own common stock with multiple parties, each party should sign the proxy card. If common stock is registered in the name of a decedent and you are an executor, or an administrator of the decedent’s estate, you should sign the accompanying proxy card, indicate your title following your signature, and attach legal instruments showing your qualification and authority to act in this capacity.

Revoking a Proxy

You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date;

•	You may send a written notice that you are revoking your proxy to NN, Inc., 207 Mockingbird Lane, Johnson City, Tennessee 37604, Attention: Secretary; or

•	You may attend the Special Meeting and notify the election officials that you wish to revoke your proxy and vote in person. Attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by a brokerage firm, bank, dealer or similar organization, you should follow the instructions provided by that organization.

Other Matters

Our Board does not now intend to bring before the Special Meeting any matters other than those disclosed in the Notice, and it is not aware of any business that any other persons intend to bring before the Special Meeting. Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Special Meeting by the stockholders.

Votes Required

Proposal I: Approval of 2016 Omnibus Incentive Plan. To be approved, this matter must receive the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the effect of an “AGAINST” vote on this matter. A broker non-vote will have no impact on the vote for this proposal.

Proposal II: Approval of One or More Adjournments to the Special Meeting. To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the effect of an “AGAINST” vote on this matter. A broker non-vote will have no impact on the vote for this proposal.

Householding

The SEC’s rules regarding the delivery of proxy materials to stockholders permit us to deliver a single copy of these documents to an address shared by two or more of our stockholders. This method of delivery is called

“householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders at the same mailing address. We will still be required, however, to send you and each other stockholder at your address an individual proxy voting card.

If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our Secretary at 207 Mockingbird Lane, Johnson City, Tennessee 37604 or 423-434-8300. The same address and phone number may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Results of the Special Meeting

Preliminary voting results will be announced at the Special Meeting. Final results will be disclosed in a Current Report on Form 8-K, which can be found on the “Investor Relations” page of our website, www.nninc.com, following the report’s filing the SEC within four business days of the Special Meeting.

PROPOSAL I: APPROVAL OF THE 2016 OMNIBUS INCENTIVE PLAN

Introduction

Upon the unanimous recommendation of the Compensation Committee, our Board unanimously adopted and approved on November 1, 2016, the NN, Inc. 2016 Omnibus Incentive Plan (the “Plan”), subject to approval by our stockholders at the Special Meeting. The Plan would replace the NN, Inc. 2011 Stock Incentive Plan (the “Prior Plan”) and would apply to all awards granted after the Special Meeting.

In determining to adopt and approve the Plan, subject to stockholder approval, our Board considered various factors, including the following:

•	As of November 1, 2016, 154,207 shares remain available for grant under the Prior Plan. Based on historical usage, the current share price of our common stock and expected practices, and noting that future circumstances may require us to make changes to our expected practices, we estimate that the existing shares available for grant under the Prior Plan would be insufficient to make company-wide equity grants in fiscal 2017. Upon approval of the Plan by our stockholders, no awards will be granted under any prior equity compensation plans, including the Prior Plan.

•	If the Plan is approved, we would have 2,300,000 additional shares authorized for issuance for future awards under the Plan, with 1,533,333 available for issuance as full value awards. The additional shares to be authorized for grant under the Plan would be dilutive to stockholders by 8.4% based on the outstanding shares as of November 1, 2016.

•	Based on historical usage and current share price of our common stock, we estimate that the 2,300,000 shares to be authorized for grant under the Plan, if approved by our stockholders, should be sufficient for us to make equity grants for the next several years, assuming we continue to grant awards consistent with our historical usage and expected practices, and noting that future circumstances may require us to make changes to our expected practices.

•	The Plan was designed to conform with existing best practices in equity incentive plans, which include:

•	fixed term of 10 years;

•	fungible share count;

•	prohibition on liberal share recycling;

•	prohibition on the repricing of stock options or stock appreciation rights;

•	establishment of minimum vesting requirements;

•	recoupment of awards under certain circumstances; and

•	limitations on non-employee director compensation.

Equity compensation is a critical component of our compensation program, and approval of the Plan is necessary to continue our company-wide equity compensation program for 2017. If stockholders do not approve the Plan, we will be at a competitive disadvantage within our industry. Our Board believes the Plan is essential to our success and in motivating executives and other employees to strive to enhance our growth and profitability. THEREFORE, OUR BOARD RECOMMENDS YOU TO VOTE TO APPROVE THE PLAN.

Historical Equity Award Data

The following table sets forth information regarding all outstanding Options and unvested Restricted Shares under all of our prior equity compensation plans as of the Record Date. The last sales price of our common stock as reported on the Nasdaq Global Select Market on November 1, 2016 was $17.25 per share.

Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Unvested Restricted Stock/PSU Outstanding	Number of Shares Available for Grant Under All Prior Equity Compensation Plans (1)
1,074,700	$11.94	6.77	900,202	154,207

(1)	As of the effective date of the Plan, no awards will be granted under any prior equity compensation plans.

The table below sets forth our burn rate for each of the last three fiscal years and the three-year average burn rate. Burn rate is calculated as (i) the number of stock options and time-based restricted stock granted, plus (ii) the number of performance stock units (PSUs) earned, divided by (iii) the weighted average basic common shares outstanding in the year indicated.

Fiscal Year	(a) Options Granted	(b) Restricted Stock Granted (1)	(c) PSUs Earned	(d) = (a) : (c) Total Granted/ Earned	(e) Weighted Average Basic Common Shares Outstanding	(d) ÷ (e) Burn Rate
2015	55,000	114,475	0	169,475	21,181,000	0.80%
2014	109,000	114,300	0	223,300	17,887,000	1.25%
2013	354,000	94,800	0	448,800	17,176,000	2.61%
					3-Year Average	1.55%

(1)	Amount excludes PSUs granted in 2015, as those awards have not been earned. No PSUs were either granted or earned in 2013 or 2014.

Summary of the Plan

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete text of the Plan as set forth in Appendix A to this proxy statement. You should read the complete text of the Plan for more details regarding the operation of the Plan.

Purpose. The purpose of the Plan is to promote our interests and those of our stockholders by attracting and retaining key officers, employees, directors and consultants; motivating such individuals by means of performance-related incentives to achieve long-range performance goals; enabling such individuals to participate in our long-term growth and financial success; encouraging ownership of our stock by such individuals; and linking their compensation to our long-term interests and those of our stockholders.

Administration. The Plan will be administered by a committee composed of at least two “non-employee directors,” within the meaning of Section 16 of the Exchange Act, and Rule 16b-3 thereunder, each of whom will be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) and “independent” within the meaning of the NASDAQ Stock Market (“NASDAQ”) listing rules (or such other market or exchange as is the principal trading market for our stock) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Our Board has appointed the Compensation Committee to serve as the administrator of the Plan. The Compensation Committee will determine eligibility for and designate participants of the Plan, determine the type and amount of awards to be granted, determine the timing, terms, and conditions of any award, and make other determinations as provided in the Plan. All decisions and interpretations made by the Compensation Committee with respect to the Plan will be binding on us and participants. Subject to certain limitations under the Plan, the Compensation Committee may delegate its authority to our officers or managers to grant, modify, or cancel awards, other than with respect to participants who are subject to Section 16 of the Exchange Act.

Prohibition on Repricing without Stockholder Approval. The Plan provides that, without the approval of our stockholders, the Compensation Committee may not lower the option price of a stock option after it is granted, lower the grant price of a stock appreciation right (“SAR”) after it is granted, cancel a stock option when the option price exceeds the fair market value of the underlying shares (other than in certain limited situations involving a change in control) in exchange for cash or additional awards, cancel a SAR when the grant price exceeds the fair market value of the underlying shares (other than in certain limited situations involving a change in control) in exchange for cash or additional awards, or take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which shares of our common stock are traded.

Eligible Participants. Any current or prospective (i) officer or employee of ours or any of our subsidiaries or affiliates, (ii) member of our board of directors, or (iii) consultant of ours or one of our affiliates (provided that such person is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any of our securities) is eligible to be designated as a participant by the Compensation Committee. However, the vesting and exercise of an award to a prospective employee, director or consultant are conditioned upon such individual attaining such status. Our Board must approve awards to directors that are not also employees of ours. As of November 1, 2016, approximately 4,700 employees, 6 non-employee directors, and an indeterminate number of consultants would be eligible to participate in the Plan.

Shares Subject to the Plan. A total of 2,300,000 shares shall be authorized for grant under the Plan, less one share for every share that was subject to a stock option or SAR granted after September 30, 2016 under the Prior Plan and one and one-half shares for every share that was subject to an award other than a stock option or SAR granted after September 30, 2016 under the Prior Plan, all of which shares may be used for the granting of incentive stock options. Any shares that are subject to awards other than stock options or SARs shall be counted against this limit one and one-half shares for every one share granted. The number of shares subject to the Plan may be adjusted in the event of certain changes in our corporate structure.

If (i) any shares subject to an award under the Plan are forfeited, an award under the Plan expires or an award under the Plan is settled for cash (in whole or in part), or (ii) after September 30, 2016, any shares subject to an award under the Prior Plan are forfeited, an award expires or an award under the Prior Plan is settled for cash (in whole or in part), the shares subject to such award under the Plan or the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for awards under the Plan. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant: (I) shares tendered by the participant or withheld by us in payment of the purchase price of a stock option under the Plan or the Prior Plan, or to satisfy any tax withholding obligation with respect to an award under the Plan or the Prior Plan, and (II) shares subject to a SAR under the Plan that are not issued in connection with the stock settlement of the SAR under the Plan on exercise thereof, or a SAR under the Prior Plan and (III) shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of stock options under the Plan or the Prior Plan.

Any shares that again become available for grant shall be added back as (i) one share for every one share subject to stock options or SARs granted under the Plan or the Prior Plan, and (ii) as one and one-half shares for every one share subject to awards other than stock options or SARs granted under the Plan or the Prior Plan.

Limitations on Awards. With respect to any individual who was in the prior year or is reasonably expected to be in the current year a “covered employee” within the meaning of Section 162(m) of the Code, the maximum number of shares in respect of which stock options and SARs (taken together) may be granted in any fiscal year under the Plan is 350,000, the maximum number of shares in respect of which all performance awards (other than stock options and SARs) may be granted in any fiscal year under the Plan is 350,000, and the maximum amount of all performance awards that are settled in cash and that may be granted in any fiscal year under the Plan is $2,000,000. The individual “covered employee” limitations are cumulative; that is, to the extent that shares of common stock or cash for which awards are permitted to be granted to such participant during a fiscal year are not covered by an award to such participant in that fiscal year, the number of shares of common stock (or amount of cash, as the case may be) available for awards to such participant will automatically increase in the subsequent fiscal years during the term of the Plan until used. Subject to exceptions for extraordinary circumstances, non-employee directors shall not receive compensation, paid or granted, in any calendar year in excess of $500,000.

Terms and Conditions of Awards. The Plan permits the grant of stock options, SARs, restricted shares, restricted share units, performance awards (including performance shares and performance units), and other stock-based awards. Stock options granted under the Plan may be either incentive stock options complying with Section 422 of the Code or nonqualified stock options. Incentive stock options may be granted only to employees. All other awards may be granted to current or prospective officers, employees, directors and consultants. All awards under the Plan must be evidenced by an award agreement that may specify the terms and conditions of the award and any rules applicable thereto.

Stock Options. A stock option represents the right to purchase a specified number of shares during a specified period of up to ten years. The award agreement will set forth the number of shares subject to the stock options, the option price, and the conditions and limitations applicable to the exercise of the stock options as determined by the Compensation Committee. The option price of stock options may not be less than the fair market value on the date that such stock options are granted under the Plan. With respect to incentive stock options, the terms and conditions of such stock options will be subject to and comply with Section 422 of the Code. To the extent the aggregate fair market value (determined at the time the incentive stock option is granted) of the shares with respect to which all incentive stock options are exercisable for the first time by an employee during any calendar year exceeds $100,000, or if stock options fail to qualify as incentive stock options for any other reason, such stock options will constitute non-qualified stock options. Incentive stock options may not be granted to any individual who, at the time of grant owns stock possessing more than 10% of the total combined voting power of all of our outstanding common stock or any of our subsidiaries, unless the exercise price is not less than 110% of the fair market value of the common stock on the date of the grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

SARs. Unless otherwise set forth in the award agreement, SARs represent the right to receive an amount of cash equal, or shares of common stock having a value equal, to the increase in the fair market value of a specified number of shares between the grant date of the SARs and the date on which they are exercised. The award agreement will set forth the number of shares subject to the award, the grant price, and the conditions and limitations applicable to the exercise of the SARs as determined by the Compensation Committee. The grant price of SARs may not be less than the fair market value on the date that such SARs are granted under the Plan.

Restricted Shares. The award agreement for restricted shares will set forth the number of shares subject to the award, the period during which, and the conditions under which, the restricted shares may be forfeited to us, and the other terms and conditions of the award. Restricted shares may not be sold, transferred, or otherwise encumbered or disposed of until the expiration of the restricted period and the fulfillment of any other conditions to the award. The award agreement will set forth a period of time (which will be not less than one year for participants other than non-employee directors) during which the participant must remain in the continuous employment (or other service-providing capacity) for the forfeiture and transfer restrictions to lapse. Unless otherwise provided in the award agreement, the participant receiving restricted shares will have the right to receive dividends and to vote such shares. At the end of the restricted period and provided that any other restrictive conditions of the award are met, a stock certificate will be delivered to the participant free of the restricted stock legend (or restrictions on book-entry shares will be removed).

Restricted Share Units. Each restricted share unit will have a value equal to the fair market value of a share on the date such restricted share units are granted under the Plan. Restricted share units may be settled in cash, shares, other securities or property (as determined by the Compensation Committee) upon the lapse of restrictions applicable to the award and otherwise in accordance with the award agreement. Restricted share units will be subject to transfer restrictions similar to those of restricted shares, except that no shares are awarded to a participant who is granted restricted share units on the date of grant, and such participant will have no rights of a stockholder with respect to the restricted share units until the restrictions set forth in the award agreement lapse. The award agreement for restricted share units will set forth the number of shares subject to the award, the period during which, and the conditions under which, the restricted shares units may be forfeited to us, and the other terms and conditions of the award. The award agreement will set forth a period of time (which will be not less than one year for participants other than non-employee directors) during which the participant must remain in the continuous employment (or other service-providing capacity) for the forfeiture and transfer restrictions to lapse. The award agreement may also set forth performance or other conditions (including, but not limited to, performance goals based on the criteria listed in the Plan) that will subject the shares to forfeiture and transfer restrictions. The award agreement will specify whether restricted share units entitle the participant to dividend equivalent rights at the time of payment of dividends to our stockholders. Unless otherwise determined by the Compensation Committee or as provided in the award agreement, all of the restricted share units will terminate unless the participant remains in continuous employment for the entire restricted period and unless the other restrictive conditions of the award are met.

Performance Awards. The Compensation Committee may grant performance awards, which will consist of a right that is denominated in cash or shares (including but not limited to restricted shares and restricted share units), valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Compensation Committee may establish, and payable at such time and in such form as the Compensation Committee shall determine. Subject to the terms of the Plan and any applicable award agreement, the Compensation Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award, and may amend specific provisions of the performance award; however, any such amendment may not adversely affect existing performance awards made within a performance period commencing prior to implementation of the amendment. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Compensation Committee, on a deferred basis. Except as otherwise determined by the Compensation Committee at or after grant, separation from service prior to the end of any performance period, other than for reasons of death or disability, will result in the forfeiture of the performance award, and no payments will be made. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, waive any performance goals and/or other terms and conditions relating to a performance award.

Awards that are granted as performance-based awards to “covered employees” within the meaning of Section 162(m) of the Code will be based upon the attainment of performance targets related to one or more performance goals selected by the Compensation Committee from among the following: earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation; net sales; operating (or gross) income or profit; pretax income before allocation of corporate overhead and/or bonus; productivity or operating efficiencies; operating income as a percentage of net sales; return on capital, capital employed, investment, equity or assets (including economic value created); after tax operating income; net income; earnings or book value per share; financial ratios; cash flow(s); total sales or revenues or sales or revenues per employee; capital expenditures as a percentage of net sales; total operating expenses, or some component or combination of components of total operating expenses, as a percentage of net sales; stock price or total stockholder return, including any comparisons with stock market indices; appreciation in or maintenance of the price of the common stock or any of our publicly-traded securities; dividends; debt or cost reduction; comparisons with performance metrics of peer companies; comparisons of our stock price performance to the stock price performance of peer companies; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, meeting or reducing budgeted expenditures, attaining division, group or corporate financial goals, meeting business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and meeting goals relating to acquisitions, joint ventures or collaborations or divestitures; quality or customer satisfaction; comparable site sales; economic value-added models; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, our past performance or the past performance of any of our subsidiaries, operating units, business segments or divisions and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets. The Compensation Committee may appropriately adjust any evaluation of performance under the foregoing criteria to exclude any of the following events that occurs during a performance period: asset impairments or write-downs; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; any terms that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action; or any other event either not directly related to our operations or not within the reasonable control of our management.

Other Stock-Based Awards. The Compensation Committee may grant stock-based awards other than stock options, SARs, restricted shares, restricted share units, and performance awards. Such other stock-based awards will consist of an award of shares or an award denominated or payable in, or valued in whole or part by reference to, shares, and will have terms determined by the Compensation Committee to be consistent with the purposes of the Plan.

Minimum Vesting Requirements. Except for substitute awards, no portion of any option awards, SAR awards, performance awards (to the extent appreciation awards (as defined in the plan)) and other stock-based awards (to the extent appreciation awards) shall have a vesting period of less than twelve (12) months from the date of grant; provided, however, that up to five percent (5%) of the number of shares authorized for grant under the Plan may be subject to Options or SARs that do not meet the minimum vesting requirement set forth in the previous clause.

Separation from Service. The Compensation Committee will determine the terms and conditions that will apply to any award upon a participant’s separation from service and may provide such terms and conditions in the award agreement or in such rules and regulations as it may prescribe. Unless otherwise provided in the Plan, an award agreement, or by a contractual agreement between us and a participant, if a participant’s employment with or service to us terminates before the restrictions imposed on the award lapse, the performance goals have been satisfied or the award otherwise vests, such award will be forfeited.

Change in Control. Unless otherwise provided by the Compensation Committee, or in an award agreement or by a contractual agreement between us and a participant, if, within one year following a change in control, a participant separates from service with us (or our successor) by reason of death, disability, retirement, for good reason by the participant, or involuntary termination by us for any reason other than for cause, all outstanding awards of such participant will vest, become immediately exercisable and payable and have all restrictions lifted. Unless otherwise provided in an award agreement or by a contractual agreement between us and the participant, in the event of a change in control, the successor or purchasing entity may, without the consent of any participant, either assume or continue our rights and obligations under any award outstanding immediately prior to the change in control or substitute for any such outstanding award a substantially equivalent award with respect to the successor’s or purchasing entity’s stock. The Compensation Committee may in its discretion and without the consent of any participant, determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share subject to such award in cash, shares, shares of a corporation or other business entity a party to the change in control, or other property which, in any such case, will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such award.

Transferability of Awards. Except as otherwise permitted in an award agreement or by the Compensation Committee, awards under the Plan are not transferable other than by a participant’s will or the laws of descent and distribution.

Clawback. Any award granted pursuant to the Plan shall be subject to mandatory repayment by the participant to us (i) to the extent set forth in any award agreement, (ii) to the extent that such participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by us or any of our affiliates to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

The Compensation Committee has adopted a recoupment policy applicable to our executive officers. Under the policy, in the event of a material restatement of our consolidated financial statements, willful misconduct or fraud, the Compensation Committee may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so require reimbursement or payment of the portion of any annual incentive compensation, including any equity compensation, paid or awarded to the executive within the three year period prior to the date such material restatement is first publicly disclosed that would have been materially lower if determined using the restated financial results.

Term and Amendment. No new awards may be granted under the Plan after the tenth anniversary of its approval by our stockholders. Our Board may amend, alter, suspend, discontinue or terminate the Plan at any time; however, no amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if approval is necessary to comply with any tax or regulatory requirement for which or with which our Board deems it necessary or desirable to comply.

Certain Federal Income Tax Consequences

The following is a brief summary of certain Federal income tax laws in effect on the date hereof with applicability to the Plan. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on his or her particular circumstances and other factors. The Plan participants are encouraged to consult their own tax advisors with respect to any state tax consequences or particular federal tax implications of awards granted under the Plan. The Plan is not intended to be qualified under Section 401(a) of the Code.

Stock Options. A participant will not recognize income, and we will not be entitled to take a deduction, upon the grant of stock options. Upon exercising a non-qualified option, the participant generally will recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise, and we will be entitled to a deduction for the same amount. Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to non-qualified stock options. A participant generally will not recognize income, and we will not be entitled to take a deduction, upon the exercise of an incentive stock option (except that the alternative minimum tax may apply). If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the grant date of the stock options and more than one year after the date they were exercised, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to incentive stock options if such holdings periods are met. If the participant does not satisfy these holding periods, then the participant will recognize ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise, over the exercise price, and we should be entitled to take a corresponding deduction.

SARs. A participant will not recognize income, and we will not be entitled to take a deduction, upon the grant of SARs. Upon exercising a SAR, the participant generally will recognize ordinary income in the amount by which the fair market value of the shares on the date of exercise exceeds the SAR exercise price, if any, and we will be entitled to a deduction for the same amount. Any ordinary income of the participant will be subject to tax withholding by us. Any additional gain or loss recognized upon the later disposition of the shares will be capital gain or loss, which may be long- or short-term capital gain or loss depending on the holding period. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to a SAR.

Restricted Shares. The award of restricted shares will not result in taxable income to the participant, and we will not be entitled to take a deduction, at the time of grant unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is not made, upon the lapse of the restrictions upon restricted shares, the participant will recognize ordinary income in the amount equal to the fair market value of the shares at the time the restricted shares vest (less any amount paid for the shares), and we will be entitled to a deduction for the same amount.

Prior to the lapse of the restrictions on restricted shares, any dividends received on such shares will be treated as ordinary income to the participant. If an election under Section 83(b) of the Code is made within 30 days after receipt of restricted shares, the participant will recognize ordinary income in the year that the restricted shares are awarded in an amount equal to the fair market value of the shares on the date of such award determined as if the restricted shares were not subject to restrictions, and we will be entitled to a deduction for the same amount. If the election is made, the participant will not recognize income at the time that the restrictions actually lapse. Any dividends received after the election is made generally will constitute qualified dividend income. If the restricted shares subject to the election are subsequently forfeited, the participant will not be entitled to a deduction or tax refund. Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to vested restricted shares.

Restricted Share Units. With respect to a grant of restricted share units, the participant will recognize ordinary income on the amount of cash (for units payable in cash) or the fair market value of the common stock (for units settled in stock) at the time such payments are made available to the participant under the terms of the restricted share unit award, and we will be entitled to a deduction for the same amount. The participant also is subject to capital gains treatment on the subsequent sale of any shares acquired through the vesting of restricted share units. For this purpose, the participant’s basis in the common stock is his or her fair market value at the time the restricted share units become vested (unless delivery of the shares has been validly deferred). Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to restricted share units.

Performance Awards. A participant will not recognize income, and we will not be entitled to take a deduction, upon the grant of performance awards unless the participant makes an election under Section 83(b) of the Code to be taxed at the time of the grant. A Section 83(b) election may not be available with respect to certain forms of performance awards. With respect to performance awards settled in shares, participants will recognize ordinary income equal to the fair market value of the shares received as the performance goals are met and such shares vest, less any amount paid by the participant for the performance shares. With respect to performance awards settled in cash, participants will recognize ordinary income in such amount at the time the performance goals are attained and the payments are made available to the participant. Any additional gain or loss recognized upon the later disposition of shares acquired upon the vesting of performance awards will be capital gain or loss, which may be long- or short-term capital gain or loss depending on the holding period. Unless a participant makes a Section 83(b) election, the participant’s basis in the stock will be its fair market value at the time the performance goals are met and the performance shares become vested. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to a performance award.

Section 162(m). Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its chief executive officer and certain other most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. We generally intend that, except as otherwise determined by the Compensation Committee, performance awards and stock options granted with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock at the date of grant to employees the Compensation Committee expects to be named executive officers at the time a deduction arises in connection with such awards, will qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations. The Compensation Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code, however, if such limitation is not in the best interests of us and our stockholders and the Compensation Committee may take actions that could cause compensation that was otherwise intended to qualify as “performance-based compensation” to no longer so qualify if it determines that doing so is in our best interests.

Substitute Payments. Substitute payments for dividends made to participants with respect to restricted shares or certain performance awards payable in our stock will be taxed as ordinary income to the participant until the shares vest. After vesting, dividend payments may be qualified dividend income subject to a current maximum federal tax rate of 15% provided that the stockholder meets certain other requirements with respect to those shares. If a participant makes a Section 83(b) election with respect to restricted shares or certain eligible performance awards, these payments may be qualified dividend income, provided that the other requirements are met. We recommend that participants consult with their tax advisors to determine whether such dividends are qualified dividend income.

Section 409A. Section 409A of the Code provides generally that nonqualified deferred compensation that does not meet certain requirements will subject the recipients of such compensation to accelerated taxation, enhanced underpayment interest and an additional twenty percent tax. In the event that it is reasonably determined by the Compensation Committee that, as a result of Section 409A of the Code, payments in respect of any award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant award agreement, as the case may be, without causing the participant holding such award to be subject to additional taxation under Section 409A of the Code, we will make such payment on the first day that would not result in the participant incurring any tax liability under Section 409A of the Code; which, if the participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of participant’s termination of employment. Notwithstanding the foregoing, each participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and we will not have any obligation to indemnify or otherwise hold any participant harmless from any or all such taxes or penalties.

New Plan Benefits

Any future awards granted to eligible participants under the Plan will be subject to the discretion of the Compensation Committee and, therefore, the number of awards that will be granted under the Plan is not determinable at this time.

Common Stock Price

The last sale price of our common stock on December 31, 2015 and November 1, 2016, as reported by the Nasdaq Global Select Market, was $15.94 per share and $17.25 per share, respectively.

Award Payments

Past Award Payments

The following table sets forth information regarding the number of equity and cash based awards that were made under the Prior Plan during 2015, to (i) each of our named executive officers, (ii) all named executive officers as a group, (iii) all directors, who are not executive officers, as a group, and (iv) all employees, who are not named executive officers, as a group. There is no applicable disclosure to be made with regard to any associate of our directors, director nominees, and executive officers or any other recipient of 5% or more of the awards.

Name	Non-Equity Incentive Compensation ($)	PSUs (TSR Awards)	PSUs (ROIC Awards)	Restricted Stock	Options
Mr. Holder	271,200	14,665	14,665	24,665	—
Mr. Dorton (1)	99,825	3,865	3,865	8,365	—
Mr. Manzagol	50,000	3,460	3,460	4,960	—
Mr. Veltman	89,399	3,460	3,460	5,460	—
Mr. Widders	73,641	2,850	2,850	6,050	—
All named executive officers as a group	584,065	28,300	28,300	49,500	—
All directors, who are not executive officers, as a group	—	—	—	32,700	—
All employees, who are not named executive officers, as a group	333,579	7,475	7,475	53,475	54,600

(1)	Mr. Dorton retired effective as of April 18, 2016

Future Award Grants

The granting of equity-based awards under the Plan is at the discretion of the Compensation Committee. The Compensation Committee has not yet determined any additional awards that will be granted under the Plan to the persons and groups of persons identified in the preceding table. See “Executive Compensation — Grant of Plan Based Awards” for information regarding the restricted stock and performance stock units granted in 2015 to our named executive officers. See “Compensation Discussion and Analysis — Non-Equity Incentive Compensation,” “Compensation Discussion and Analysis — Long Term Incentive Compensation” and “Executive Compensation — Summary Compensation Table” for information regarding our recent practices with respect to awards under the Prior Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL II: APPROVAL OF ADJOURNMENTS TO THE SPECIAL MEETING

If at the Special Meeting a quorum is present but the number of shares of common stock present in person or by proxy and voting in favor of Proposal I is insufficient to approve Proposal I, we may move to adjourn the Special Meeting to enable our Board to continue to solicit additional proxies in favor of Proposal I.

In this Proposal II (Approval of Adjournments to the Special Meeting), we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve this Proposal II, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal I. Among other things, approval of this Proposal II could mean that, even if proxies representing a sufficient number of votes against Proposal I have been received, we could adjourn the Special Meeting without a vote on Proposal I and seek to convince the holders of those shares to change their votes to votes in favor of Proposal I.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Awards, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Awards, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	1,034,000	$12.09	827,000
Equity Compensation Plans Not Approved by Stockholders	—		—

Total	1,034,000	$12.09	827,000

Beneficial Ownership of Common Stock

Security Ownership of Management

The following table shows, as of November 1, 2016 and based on 27,239,637 shares of common stock outstanding, the beneficial ownership of common stock by each director, each named executive officer, and all directors and named executive officers as a group, in each case as reported to us by such persons.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)
Richard D. Holder	189,952	(3)	*
Thomas C. Burwell, Jr.	64,045	(4)	*
L. Jeffrey Manzagol	20,810	(5)	*
Warren Veltman	20,005	(6)	*
James R. Widders	56,254	(7)	*
Robert E. Brunner	38,000	(8)	*
William Dries	26,700	(9)	*
G. Ronald Morris	147,200	(10)	*
David L. Pugh	97,300	(11)	*
Steven T. Warshaw	94,200	(12)	*
David Floyd	4,303		*
All directors and named executive officers as a group (11 persons)	758,769	(13)	2.8%

*	Less than 1%
(1)	The address of each beneficial owner is c/o NN, Inc., 207 Mockingbird Lane, Johnson City, Tennessee 37604.
(2)	Computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Includes shares of common stock subject to options exercisable within 60 days of November 1, 2016 and shares of restricted stock for which the indicated persons have sole voting power, but not sole investment power.
(3)	Includes 83,333 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.
(4)	Includes 33,000 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.
(5)	Includes 1,000 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.

(6)	Includes 1,000 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.
(7)	Includes 26,000 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.
(8)	Includes 16,600 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.
(9)	Includes 2,000 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.
(10)	Includes 45,600 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.
(11)	Includes 16,600 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.
(12)	Includes 45,600 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.
(13)	Includes, in the aggregate, 270,733 shares of common stock subject to options that are presently exercisable or exercisable within 60 days of November 1, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of our common stock beneficially owned by the only parties known to our management to own more than 5% of our common stock, as of November 1, 2016 and based on 27,239,637 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Prudential Financial, Inc. (1)	3,181,412	11.7%
RBC Global Asset Management (U.S.), Inc. (2)	2,098,337	7.7%
Dimensional Fund Advisors LP (3)	1,659,380	6.1%
BlackRock, Inc. (4)	1,497,213	5.5%
Royce & Associates, LLC (5)	1,388,266	5.1%
PRIMECAP Management Company (6)	1,375,600	5.0%

(1)	Amount based on Schedule 13G filed on January 28, 2016 with the SEC by Prudential Financial, Inc., or Prudential. The Schedule 13G states that Prudential and certain of its affiliates have sole voting power with respect to 242,935 shares, shared voting power with respect to 2,938,477 shares, sole dispositive power with respect to 242,935 shares and shared dispositive power with respect to 2,938,477 shares. Jennison Associates LLC, or Jennison, filed a separate Schedule 13G on February 5, 2016 with the SEC reporting beneficial ownership of 2,940,727 shares. However, these shares have not been listed separately because they are included in the shares reported by Prudential, which indirectly owns 100% of the equity interest in Jennison. The principal business address of Prudential is 751 Broad Street, Newark, New Jersey 07102. The principal business address of Jennison is 466 Lexington Avenue, New York, New York 10017.
(2)	Amount based on Schedule 13G filed on February 10, 2016 with the SEC by RBC Global Asset Management (U.S.), Inc., or RBC Global. The Schedule 13G states that RBC Global shared voting power with respect to 1,862,313 shares and shared dispositive power with respect to 2,098,337 shares. The principal business address of RBC Global is 50 South Sixth Street, Suite 2350, Minneapolis, Minnesota 55402.
(3)	Amount based on Schedule 13G/A filed on February 9, 2016 with the SEC by Dimensional Fund Advisors LP. The Schedule 13G/A states that Dimensional Fund Advisors LP has sole voting power with respect to 1,593,236 shares and sole dispositive power with respect to 1,659,380 shares. The principal business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)	Amount based on Schedule 13G filed on January 28, 2016 with the SEC by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 1,447,594 shares and sole dispositive power with respect to 1,497,213 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.
(5)	Amount based on Schedule 13G filed on January 15, 2015 with the SEC by Royce & Associates LLC. The Schedule 13G states that Royce & Associates LLC has sole voting power and sole dispositive power with respect to 1,388,266 shares. The principal business address of Royce & Associates LLC is 745 Fifth Avenue, New York, New York 10151.
(6)	Amount based on Schedule 13G filed on October 4, 2016 with the SEC by PRIMECAP Management Company, or PRIMECAP. The Schedule 13G states that PRIMECAP has sole voting power with respect to 1,071,746 shares and sole dispositive power with respect to 1,375,600 shares. The principal business address of PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105.

COMPENSATION DISCUSSION AND ANALYSIS

We are required by SEC rules to include a “Compensation of Directors and Executive Officers” section in this Proxy Statement because we are soliciting stockholder approval of an employee equity compensation plan in Proposal I. At our 2016 Annual Meeting, we held an annual advisory vote to approve our named executive officer compensation and approximately 63% of our stockholder voted in favor of our compensation program. Although a majority of our stockholders voted to approve our compensation program, the results were below what we deem satisfactory. Accordingly, we actively sought feedback from our stockholders on our compensation program and practices.

We engaged in discussions with several of our stockholders who voted against approving our compensation program. In those discussions, we learned that, as opposed to expressing judgment on the effectiveness of our compensation program as a whole, their against vote expressed concern regarding: (i) inadequate disclosure regarding our non-equity incentive compensation and our long-term incentive compensation; or (ii) certain specific elements of our compensation program based on misunderstandings of certain investors or advisors.

Considering these discussions, we reviewed our disclosures in our 2016 Annual Meeting Proxy Statement to provide better disclosure around certain elements of our compensation program and to clarify certain of the disclosures that we believe were misunderstood. Accordingly, we have modified the compensation discussion and analysis that was included in the proxy statement for our 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2016, as set forth below.

Executive Summary

Introduction

Our Compensation Discussion and Analysis provides a detailed discussion of our executive compensation objectives, philosophy, policies and procedures, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. Our Compensation Discussion and Analysis focuses on the compensation of our “named executive officers” for 2015, who were:

Name	Title
Richard D. Holder	Director, President and Chief Executive Officer
James H. Dorton	Former Senior Vice President — Chief Financial Officer (1)
L. Jeffrey Manzagol	Senior Vice President — General Manager, Precision Bearing Components Group
Warren Veltman	Senior Vice President — General Manager, Autocam Precision Components Group
James R. Widders	Senior Vice President — Integration and Corporate Transformation

(1)	Mr. Dorton retired effective as of April 18, 2016

Our compensation philosophy is to reward both financial and operational successes and efforts that support stockholder value creation. The following are the objectives of our compensation program:

•	attracting and retaining qualified and dedicated executives who are essential to our long-term success;

•	providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including our competitors;

•	tying a significant portion of an executive officer’s compensation to our and the individual’s performance; and

•	aligning the interests of management with the interests of our stockholders through stock-based compensation arrangements.

We have designed our compensation programs to reflect each of these objectives. In 2015, our named executive officers received a compensation package that consists of an annual base salary, non-equity incentive award opportunities and long-term equity incentive award opportunities. The components of our compensation that are tied to performance and to align the interests of our named executive officers and other participants with the interests of our stockholders. Our compensation programs are structured to motivate and reward our executives to increase stockholder value and provide balanced incentives for achieving our objectives without incentivizing executives to take excessive risks.

2015 Achievements and Value Creation

May 2015:	Acquired Caprock Manufacturing, Inc. and Caprock Enclosures, LLC, a privately held plastic components supplier located in Lubbock, Texas.

June 2015:	Completion of a follow-on offering of our common stock pursuant to which we raised approximately $150 million in net proceeds.

July 2015:	Received a global ball supplier award from NTN-SNR, a bearing manufacturer, based on overall performance in 2014. The award recognizes superior performance in the areas of high-precision quality, on-time delivery and world-class customer service.

October 2015:	Acquired Precision Engineered Products Holdings, Inc., a global manufacturer of highly engineered precision solutions serving the medical, electrical, automotive and aerospace end markets.

October 2015:	Opened a new precision ball plant in Ciudad Juarez in the Mexican state of Chihuahua in response to increasing demand and growth in auto manufacturing in Mexico.

November 2015:	Completed the sale of Delta Rubber Company, a wholly owned subsidiary, in line with our strategic plan.

Summary of 2015 Named Executive Officers’ Compensation

Base Salary

The following table indicates the base salaries we paid our named executive officers in 2015:

Name	Base Salary ($)
Mr. Holder	600,000
Mr. Dorton	353,363
Mr. Manzagol	316,546
Mr. Veltman	316,455
Mr. Widders	260,675

Non-Equity Incentive Compensation

Our annual non-equity incentive compensation is intended to compensate executive officers for achieving our annual financial and organizational goals. Our named executive officers were awarded the following non-equity incentive compensation in 2015:

Name	Actual Award ($)	Actual Award as a % of Target Award Opportunity
Mr. Holder	271,200	57%
Mr. Dorton	99,825	57%
Mr. Manzagol	50,000	32%
Mr. Veltman	89,399	57%
Mr. Widders	73,641	57%

(1)	Generally, non-equity incentive compensation awarded in one fiscal year is paid in the first quarter of the next year. Non-equity incentive compensation awarded during 2015 was paid in March 2016.

Long-Term Incentive Compensation

In 2015, we significantly enhanced our executive compensation program by including in our long-term incentive compensation program performance stock units, or PSUs, that vest based on our total shareholder return, or the TSR Awards, relative to the S&P SmallCap 600 Index, and on our return on invested capital, or the ROIC Awards, over a three year performance period. The PSUs are a form of long-term incentive compensation designed to directly align the interests of executives to the interests of our stockholders and to create long-term stockholder value. The awards were made pursuant to our 2011 Stock Incentive Plan and a Performance Share Unit Agreement.

We also granted shares of restricted stock to our named executive officers in 2015. Restricted stock vests in three equal annual installments beginning on the first anniversary of the grant date. Shares of restricted stock were granted pursuant to our 2011 Stock Incentive Plan and a Restricted Stock Grant Agreement

The following PSUs and shares of restricted stock were awarded to the our named executive officers in 2015:

Name	PSUs (TSR Awards) (#)	PSUs (ROIC Awards) (#)	Restricted Stock (#)
Mr. Holder	14,665	14,665	24,665
Mr. Dorton	3,865	3,865	8,365
Mr. Manzagol	3,460	3,460	4,960
Mr. Veltman	3,460	3,460	5,460
Mr. Widders	2,850	2,850	6,050

Say on Pay Analysis

In 2015, we held an annual advisory vote to approve named executive officer compensation, commonly known as “Say on Pay,” and approximately 90% of our stockholders present and voting at our 2015 Annual Meeting of Stockholders voted in favor of our compensation program. We believe our compensation program is effectively designed and working well in alignment with the interests of our stockholders and is instrumental to achieving our business strategy.

At this year’s Annual Meeting, we will again hold an annual advisory vote to approve our named executive officer compensation. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on named executive compensation, as well as feedback from stockholders throughout the course of such year. We intend to hold an advisory vote to approve named executive officer compensation annually, and intend to hold an advisory vote on the frequency of such advisory votes on named executive officer compensation at or before our 2017 Annual Meeting.

Furthermore, we will continue our practice to consider the results from this year’s and future advisory votes on named executive compensation, as well as feedback from stockholders, when evaluating our compensation program.

Risk Considerations

We structure our executive compensation arrangements in order to encourage executives to take appropriate risks designed to enhance our performance and increase stockholder value. We believe that providing a balanced mix of stock- and cash-based compensation arrangements tied to both our and individual performance goals provides an appropriate balance of incentives for executives and helps to avoid the taking of inappropriate or excessive risks. The Compensation Committee has assessed our compensation objectives, philosophy, policies, procedures and forms of compensation, and has concluded that our compensation program and principles do not create risks that are likely to have a material adverse effect.

With respect to specific elements of compensation:

•	Base salary does not encourage risk-taking as it is a fixed amount and but one component of a balanced, multi-component approach to compensation and rewards.

•	Our non-equity incentive compensation for executive officers is designed to reward achievement of performance metrics, which we believe will create stockholder value. Through a combination of plan design and management procedures, undue risk-taking is mitigated. Our non-equity incentive compensation is also structured to be self-funding in that portions of the incentive that are based on performance measurements must be obtained after the expense of the incentive is considered.

•	Awards under our long term incentive plans are determined by the Compensation Committee and subject to vesting requirements. We have stock ownership guidelines to ensure that a meaningful portion of an executive officers’ net worth is in our common stock and therefore tied to long-term sustainable performance. We believe this negates any motivation to take inappropriate risks associated with business performance.

Executive Compensation Policies and Practices

Below, we summarize certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interest.

What We Do

•	Align executive pay with Company performance

•	Establish performance metrics that correlate to stockholder value creation

•	Mitigate undue risk in compensation programs

•	Include vesting periods on equity awards

•	Utilize an independent compensation consulting firm which provides no other services

•	Provide reasonable post-employment/change in control provisions in employment agreements

•	New in 2015: Maintain executive stock ownership guidelines

•	New in 2015: Maintain an incentive compensation recoupment (clawback) policy applicable to all equity awards granted under our compensation plans

What We Don’t Do

•	Reprice underwater stock options

•	Exchange underwater stock options for cash

•	Grant multi-year guaranteed bonuses

•	Permit hedging or short-sale transactions by our executive officers and directors

What We Pay and Why: Elements of Compensation

We have three elements of total direct compensation: base salary, non-equity incentive compensation and long-term incentive compensation.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. The salary levels for our executive officers and other direct reports of the Chief Executive Officer are reviewed and determined annually by the Compensation Committee. Salaries are established and adjusted based upon three factors: individual performance, our financial performance and peer group and market data established by compensation studies. It is our policy to compensate executives in a targeted range of approximately the 50th percentile of market of total direct compensation.

Generally, there are two situations that may warrant an adjustment to base salary:

•	Annual Merit Increases. All base salaries are reviewed annually for possible merit increases, but merit increases are not automatic or guaranteed. Any adjustments take into account the individual’s performance, responsibilities and experience, as well as fairness and external market practices.

•	Promotions or Changes in Role. Base salary may be increased to recognize additional responsibilities resulting from a change in an executive’s role or a promotion to a new position. Increases are not guaranteed for a promotion or change in role.

The following table indicates the base salaries for 2014 and 2015, and the percentage increase from the prior year for our named executive officers:

Name	2014 Base Salary	2015 Base Salary	Percent Increase
Mr. Holder	$500,000	$600,000	20.0%
Mr. Dorton	$315,000	$353,363	12.0%
Mr. Manzagol	$300,000	$316,546	5.5%
Mr. Veltman	$300,000	$316,455	5.5%
Mr. Widders	$230,000	$260,675	13.3%

Non-Equity Incentive Compensation

We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee believes that this feature of compensation motivates executive officers to strive to attain our annual goals. At the beginning of each fiscal year, the Compensation Committee establishes objectives for the upcoming fiscal year which are tied to our success in achieving our strategic plan. These objectives are within the following categories:

•	Financial Goals: Achieve our annual business plan;

•	Operational Excellence: Workplace safety; maintain and improve product quality; improve on-time delivery of products; and

•	Functional Excellence: Attract and develop talent; improve internal controls; successfully source, execute and integrate acquisitions.

In 2015, the Compensation Committee weighted each category (Financial Goals — 60%, Operational Excellence — 20% and Functional Excellence — 20%) and established specific objectives for each category. Within financial goals, quantitative objectives for sales, earnings per share, capital spending, cash conversion cycle, ROIC, synergies, EBITDA and free cash flow were established. Within operational excellence, quantitative objectives for safety, quality and delivery were established. Within functional excellence, quantitative objectives for organizational capability, compliance, integration & corporate transformation, acquisitions and intellectual property were established. The Compensation Committee selected these objectives as it believes these measurement criteria correlate with stockholder return.

In setting performance achievement metrics, the Compensation Committee considers past performance and our financial, strategic, and operational plans. The Compensation Committee sets the performance metrics at levels it believes are reasonably achievable while requiring outstanding performance to achieve the maximum payout. For above target performance, the achievement requires “stretch” performance by the management. At the threshold level, targets may be set on a steeper slope than at the above target/high categories, so that missed target performance may result in more rapidly declining bonus opportunity, and below the threshold level, no bonus is paid for that performance level.

In 2015, the Compensation Committee established the following targeted bonus levels for our executive officers.

Name	Target Award Opportunity as a % of Base Salary
Mr. Holder	80%
Mr. Dorton	50%
Mr. Manzagol	50%
Mr. Veltman	50%
Mr. Widders	50%

In March 2016, the Compensation Committee met to consider the payment of non-equity incentive compensation. The Compensation Committee reviewed the performance of goals within Financial Goals, Operational Excellence and Functional Excellence and determined the aggregate performance of the three categories resulted in a payout at 86% of the target award opportunity for Messrs. Holder and Dorton, and 78%, 89% and 73% for Messrs. Manzagol, Veltman and Widders, respectively. However, due to the performances of certain financial metrics, at both the Corporate and division levels, the Compensation Committee exercised its discretion and lowered the applicable payout percentages.

The following table illustrates each named executive officer’s 2015 target award opportunity, the actual awards made and the actual awards as a percentage of the target award opportunity:

Name	Target Award Opportunity ($)	Actual Award ($)	Actual Award as a % of Target Award Opportunity
Mr. Holder	480,000	271,200	57%
Mr. Dorton	176,681	99,825	57%
Mr. Manzagol	158,273	50,000	32%
Mr. Veltman	158,228	89,399	57%
Mr. Widders	130,338	73,641	57%

Long-Term Incentive Compensation

We provide performance-based long-term incentive compensation to certain employees, including our named executive officers, to directly tie the interests of these individuals to the interests of our stockholders. We believe that long-term equity compensation is an important retention tool. We also encourage stock ownership which we regard as important for commitment, engagement and motivation. In March 2015, our Board established stock ownership guidelines of five times annual base salary for our Chief Executive Officer, three times annual base salary for our other executive officers and three times the annual retainer of director fees, which acts to further align the interests of our directors and executive officers with those of our stockholders.

Historically, our long-term incentive compensation took the form of stock options and restricted share grants. In 2015, following a comprehensive review of our equity compensation program and with the assistance of Willis Towers Watson, the Compensation Committee eliminated the stock option element of our long-term equity incentive program for executives in order to align more closely executive pay with operational performance and value creation for our shareholders. Accordingly, stock options were replaced with PSU’s that vest based on our TSR ranking relative to the constituents of the S&P SmallCap 600 Index and our ROIC over a three year performance period. Going forward, we intend to issue one-third of the annual equity awards granted as ROIC Awards, one-third as TSR Awards and one-third as shares of restricted stock, or RSU’s. The Compensation Committee introduced PSU’s to further strengthen the alignment of our executive long-term incentive compensation program with the long-term interest of our shareholders. The Compensation Committee chose the S&P SmallCap 600 Index as a relative TSR comparison group because it is a broad and stable index group that is comprised of companies with similar market capitalizations as ours.

In 2015, the Compensation Committee, with assistance from its compensation consultant, determined the target dollar value of the grants to be delivered to each named executive officer. The Compensation Committee translated the target dollar value attributable to the grants, allocated that value amongst the TSR Awards, ROIC Awards and Restricted Stock, established threshold, target and maximum performance levels and established payout percentages.

The Compensation Committee determined that the TSR Awards will vest, if at all, upon our achieving a specified relative total shareholder return, which will be measured against the total shareholder return of the S&P SmallCap 600 Index during the period beginning on February 1, 2015 and ending December 31, 2017, or the Performance Period. Fifty percent of the TSR Award vests if relative total shareholder return is at the thirty-fifth percentile. One hundred percent of the TSR Award vests if total shareholder return is at the fiftieth percentile. One hundred and fifty percent of the TSR Award vests if total shareholder return is at the seventy-fifth percentile. Similarly, the Compensation Committee determined that the ROIC Awards will vest, if at all, upon our achieving a specified average return on invested capital during the Performance Period. Thirty-five percent of the ROIC Award vests if ROIC equals 11%. One hundred percent of the ROIC Award vests if ROIC equals 12.5%. One hundred and fifty percent of the ROIC Award vests if ROIC equals 14%.

If the PSUs do not vest at the end of the Performance Period, such PSUs will expire automatically. Upon vesting, the PSUs will be settled by the issuance of shares of common stock, subject to the executive’s continued employment through the vesting date. The actual number of shares of common stock that will be issued to each award recipient at the end of the Performance Period will be interpolated between a threshold and maximum payout amount based on actual performance results. No dividends will be paid on outstanding PSUs during the Performance Period; however, dividend equivalents will be paid based on the number of shares of common stock that are ultimately earned at the end of the Performance Period.

The Compensation Committee determined that the Restricted Stock will vest ratably over three years in accordance with historical compensation practice, subject to continued employment. Dividends will be paid on outstanding Restricted Stock during the vesting period.

In 2015, the following PSUs and RSU’s were awarded to the Company’s named executive officers:

Name	PSUs (TSR Awards) (#)	PSUs (ROIC Awards) (#)	Restricted Stock (#)
Mr. Holder	14,665	14,665	24,665
Mr. Dorton	3,865	3,865	8,365
Mr. Manzagol	3,460	3,460	4,960
Mr. Veltman	3,460	3,460	5,460
Mr. Widders	2,850	2,850	6,050

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. We did not engage a compensation consultant to advise us with respect to our 2014 compensation decisions; however, after obtaining feedback from our institutional stockholders and other key stakeholders, and considering the results of our 2014 Say on Pay vote, the Compensation Committee engaged Willis Towers Watson to advise the Compensation Committee on our future compensation decisions. In late 2014, Willis Towers Watson began to review our compensation program, and the Compensation Committee has been working with the consultant in 2015 to refine certain elements.

Prior to our engagement of a compensation consultant or any other external advisor, and from time to time as the Compensation Committee deems appropriate, the Compensation Committee assesses the independence of such advisor from management, taking into consideration all factors relevant to such advisor’s independence, including the following factors specified in the NASDAQ listing standards:

•	Other services provided by the advisor’s firm;

•	Fees as a percentage of firm revenue;

•	Any policies and procedures maintained by the advisory firm to prevent or mitigate conflicts of interest;

•	Any business or personal relationship of the compensation advisor with a member of the compensation committee;

•	Any company stock owned by the compensation advisor; and

•	Any business or personal relationship of the compensation advisor with any of our executive officers.

Willis Towers Watson has provided the Compensation Committee with appropriate assurances and confirmation of its independent status pursuant to the factors indicated above. The Compensation Committee believes that Willis Towers Watson has been independent throughout its service for the Compensation Committee and that Willis Towers Watson does not have any conflicts of interest.

Compensation of our Executive Officers

We believe that our and our stockholders’ interests are best served by developing and maintaining compensation policies and practices that attract and retain qualified and dedicated executives who are essential to our long-term success; are competitive with the compensation arrangements offered by comparable companies including our competitors; tie a significant portion of an executive officer’s compensation to our and the individual’s performance; and directly align the interests of management with the interests of our stockholders through stock-based compensation arrangements.

Compensation of the Chief Executive Officer

Our decisions regarding compensation of our Chief Executive Officer, or our CEO, are guided by the same policies and considerations that govern compensation of our other executive officers. The CEO’s salary is established and adjusted based upon three factors: individual performance, our financial performance, and peer group and total market. The Compensation Committee reviews and evaluates the CEO’s individual performance annually on the basis of his actual performance in comparison to written financial and strategic objectives established at the beginning of the year by the Compensation Committee. The Compensation Committee also evaluates the CEO based upon the our financial performance as compared to our annual business plan and compares the CEO’s compensation to the peer companies at the 50th percentile of market of total direct compensation. Direct compensation is defined as base salary, bonus and awards under the long-term stock incentive plans. Additionally, on an annual basis, the CEO prepares a written succession plan that is reviewed by the Compensation Committee. This plan includes a plan of succession for the CEO and our other executive officers.

Legacy Tax Provisions

In 2013, we entered into an employment agreement with Mr. Holder based on the same form of employment agreement that we had with each of our named executive officers at that time, which included a tax reimbursement provision, or tax gross up. The tax gross up provisions included in the form employment agreement were legacy provisions and were included in these executive’s original agreements executed in 2006. Based on our analysis of the structure and formulas contained in the employment agreements, and with assistance from our compensation consultant and outside counsel, we have determined that the tax gross up provisions in these agreements are not capable of being triggered, and as such, the provision has no practical effect. Going forward, we do not plan to include these provisions in future in employment agreements.

Peer Group Compensation Analysis

The Compensation Committee does not target a specific competitive position versus the market or peer companies in determining the compensation of our executives because in light of our diverse mix of businesses, strict benchmarking against a selected group of companies would not provide a meaningful basis for establishing compensation. However, the Compensation Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our executive compensation program supports our recruitment and retention needs and is fair and efficient. As a result, the Compensation Committee has worked with Willis Towers Watson to develop a peer group for purposes of assessing competitive compensation practices, and periodically reviews compensation data for the peer group derived from publicly filed proxy statements.

Our peer group consists of the companies set forth below:

Blount International Inc.	Alamo Group, Inc.	Xerium Technologies Inc.	Lydall Inc.

CIRCOR International, Inc.	Handy & Harman Ltd.	ESCO Technologies Inc.	Gorman-Rupp Co.

Tennant Company	LB Foster Co.	Haynes International	Hardinge Inc.

Altra Industrial Motion Corp.	Twin Disc, Incorporated	RBC Bearings Inc.	Ampco-Pittsburgh Corp.

Columbus McKinnon Corporation

The Compensation Committee selected companies for inclusion in this peer group based on (i) the extent to which they compete with us in one or more lines of business, for executive talent and for investors, and (ii) comparability of revenues, market capitalization, net income, total assets and number of employees.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and certain other executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. No formal policy has been adopted with respect to minimizing the risk that compensation paid to its executive officers will exceed the deduction limit. Although the Compensation Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forgo deductibility when it believes it is in our and our stockholders’ best interest.

Stock Ownership Policies

Stock Ownership Requirements

To further align management and stockholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each executive officer to obtain a substantial equity stake in us within five years of the effective date of this policy, March 19, 2020, or within five years of their appointment to an executive position. Our CEO is required to own shares with a market value of at least five times his annual base salary. The requirement for our section 16 officers is three times his annual base salary and for non-employee directors, three times his or her annual retainer. Under the policy, beneficial ownership includes: shares owned directly by the individual; shares jointly with or separately by the individual’s spouse; shares held in trust for the benefit of the individual, the individual’s spouse and/or children; and restricted stock units (vested and unvested).

Pledging Policy

In addition, our insider trading policy prohibits any director or officer (including the named executive officers) from pledging any of our securities as collateral for a loan without first obtaining approval from our Chief Executive Officer and our General Counsel.

Hedging Policy

Our insider trading policy prohibits our directors and officers (including the named executive officers) from engaging in any transactions involving a derivative of our securities, including hedging transactions.

Incentive Compensation Recoupment (Claw-Back) Policy

To further discourage inappropriate or excessive risk-taking, the Compensation Committee has adopted a recoupment policy applicable to our executive officers. Under the policy, in the event of a material restatement of our consolidated financial statements, willful misconduct or fraud, the Compensation Committee may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available to us require reimbursement or payment of the portion of any annual incentive compensation, including any equity compensation, paid or awarded to the executive within the three year period prior to the date such material restatement is first publicly disclosed that would have been materially lower if determined using the restated financial results.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section in this Proxy Statement entitled “Compensation Discussion and Analysis” with management, and based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Steven T. Warshaw, Chairman

Robert E. Brunner

William Dries

David L. Pugh

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth for the year ended December 31, 2015 information concerning the compensation paid for services rendered in all capacities by the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Richard D. Holder	2015	596,154	—	1,384,508	—	271,200	—	29,184	2,281,046
President and Chief	2014	500,000	—	490,750	232,750	500,000	—	20,864	1,744,364
Executive Officer	2013	278,846	189,583	235,000	498,000	—	—	10,422	1,211,851

James H. Dorton (2)	2015	356,625	—	407,214	—	99,825	—	18,811	882,475
Former Sr. Vice President —	2014	315,000	—	137,410	37,240	217,060	—	21,837	728,547
Chief Financial Officer	2013	315,000	—	62,811	78,750	148,401	—	21,737	626,699

L. Jeffrey Manzagol	2015	312,341	—	307,149	—	50,000	—	16,365	685,855
Sr. Vice President —
General Manager,
Metal Bearing
Components Group

Warren Veltman	2015	324,266	—	318,497	—	89,399	—	10,277	742,441
Sr. Vice President —
General Manager,
Autocam Precision
Components Group

James R. Widders	2015	262,442	—	297,590	—	73,641	—	10,796	644,470
Vice President —	2014	230,000	—	98,150	27,930	161,762	—	17,388	535,230
General Manager,	2013	227,536	—	46,859	63,000	108,513	—	18,013	463,921
Precision Metal
Components Group

(1)	Amounts in the Stock Awards column represent the grant date fair values of shares of restricted stock, TSR Awards and ROIC Awards granted. The grant date fair values were computed in accordance with FASB ASC Topic 718. The grant date fair value of restricted stock was based on the closing price of our stock on the date of grant. The grant date fair value of TSR Awards was determined using a Monte Carlo simulation model. The grant date fair value of ROIC Awards was based on the closing price of our stock on the date of grant. The grant date fair values of PSUs in the table above assumes target performance, but the actual number of performance shares distributed at the end of the performance period is dependent upon the achievement of stated performance goals. The following tables reflect the grant date fair value of the PSUs at target, as well as the maximum grant date fair value if the highest level of performance is achieved. Additional information regarding the TSR Awards and ROIC Awards is set forth under Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016.
(2)	Mr. Dorton retired effective as of April 18, 2016.

Grant Date Fair Value of TSR Awards
Name	Target Value ($)	Maximum Value ($)
Mr. Holder	419,566	629,348
Mr. Dorton	110,578	165,866
Mr. Manzagol	98,991	148,486
Mr. Veltman	98,991	148,486
Mr. Widders	81,539	122,308

Grant Date Fair Value of ROIC Awards
Name	Target Value ($)	Maximum Value ($)
Mr. Holder	368,971	553,457
Mr. Dorton	97,243	145,865
Mr. Manzagol	87,054	130,580
Mr. Veltman	87,054	130,580
Mr. Widders	71,706	107,559

Amounts represent the grant date fair value, as computed in accordance with the FASB ASC Topic 718. Options granted to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant and are exercisable at the closing market price of the date of grant. The assumptions used to calculate the value of these option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016.

(3)	Generally, bonuses and non-equity incentive compensation is earned in one fiscal year are paid in the first quarter of the next year. Bonuses and non-equity incentive compensation earned during 2015 were paid in March 2016.
(4)	The following are included in this column for 2015:
(a)	The aggregate incremental cost to us of the following perquisites: car allowance, Company-matched contributions under a 401(k) savings plan, premium payments relating to supplemental disability insurance, imputed income relating to excess group term life insurance premiums and tax reimbursements related thereto. Not all of the listed perquisites or personal benefits were provided to each named executive officer.
(b)	Amounts include a car allowance for each of Messrs. Holder, Dorton, Manzagol, Veltman and Widders in the amount of $14,954, $3,877, $3,877, $3,600 and $3,877, respectively.
(c)	Amounts include a Company-matched contributions under a “401(k)” savings plan for each of Messrs. Holder, Dorton, Manzagol, Veltman, Widders in the amount of $5,300, $5,300, $5,300, $2,000 and $2,785, respectively. This 401(k) savings plan is open to substantially all of our U.S. employees and officers who have met certain service and age requirements.
(d)	Amounts include premiums relating to supplemental disability insurance for the benefit of Messrs. Holder, Dorton, Veltman and Widders in the amount of $2,863, $3,346, $3,177 and $3,116, respectively.
(e)	Amounts include $3,668 of country club membership dues for each of Messrs. Holder, Dorton and Manzagol.
(f)	Amounts include imputed income relating to excess group term life insurance premiums paid for the benefit of Messrs. Holder, Dorton and Manzagol in the amount of $2,346, $2564 and $3,445, respectively. Also includes a tax reimbursement amount related to such excess coverage paid to Messrs. Holder, Dorton and Manzagol in the amount of $53, $56 and $74, respectively.
(g)	Amount includes a contribution to a health savings account owned by Mr. Veltman in the amount of $1,500.

The following table sets forth information with respect to plan-based awards granted during 2015 to the named executive officers.

Grants of Plan-Based Awards For 2015

	Type	Grant Date	Estimated Future payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value Of Stock and Option Awards ($) (4)
Name			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thresh- old ($)	Target ($)	Maxi- mum ($)
Mr. Holder
	Restricted Stock	3/19/2015	—	—	—	—	—	—	10,000	—	—	227,000
	Restricted Stock	4/30/2015	—	—	—	—	—	—	14,665	—	—	368,971
	TSR Award	4/30/2015	—	—	—	209,783	419,566	629,349	—	—	—	1,258,698
	ROIC Award	4/30/2015	—	—	—	129,140	368,971	553,457	—	—	—	1,051,568
	Non-equity Incentive Plan Award		245,760	480,000	2,160,000	—	—	—	—	—	—

Mr. Dorton
	Restricted Stock	3/19/2015	—	—	—	—	—	—	4,500	—	—	102,150
	Restricted Stock	4/30/2015	—	—	—	—	—	—	3,865	—	—	97,243
	TSR Award	4/30/2015	—	—	—	55,289	110,578	165,866	—	—	—	331,733
	ROIC Award	4/30/2015	—	—	—	34,035	97,243	145,865	—	—	—	277,143
	Non-equity Incentive Plan Award		90,461	176,681	795,066	—	—	—	—	—	—

Mr. Manzagol
	Restricted Stock	3/19/2015	—	—	—	—	—	—	1,500	—	—	34,050
	Restricted Stock	4/30/2015	—	—	—	—	—	—	3,460	—	—	87,053
	TSR Award	4/30/2015	—	—	—	49,495	98,991	148,486	—	—	—	296,972
	ROIC Award	4/30/2015	—	—	—	30,469	87,053	130,580	—	—	—	248,102
	Non-equity Incentive Plan Award		81,036	158,273	712,228	—	—	—	—	—	—

Mr. Veltman
	Restricted Stock	3/19/2015	—	—	—	—	—	—	2,000	—	—	45,400
	Restricted Stock	4/30/2015	—	—	—	—	—	—	3,460	—	—	87,053
	TSR Award	4/30/2015	—	—	—	49,495	98,991	148,486	—	—	—	296,972
	ROIC Award	4/30/2015	—	—	—	30,469	87,053	130,580	—	—	—	248,102
	Non-equity Incentive Plan Award		81,012	158,228	712,024	—	—	—	—	—	—

Mr. Widders
	Restricted Stock	3/19/2015	—	—	—	—	—	—	3,200	—	—	72,640
	Restricted Stock	4/30/2015	—	—	—	—	—	—	2,850	—	—	71,706
	TSR Award	4/30/2015	—	—	—	40,769	81,539	122,308	—	—	—	244,616
	ROIC Award	4/30/2015	—	—	—	25,097	71,706	107,559	—	—	—	204,362
	Non-equity Incentive Plan Award		66,733	130,338	586,519	—	—	—	—	—	—

(1)	Estimated Future Payouts Under Non-Equity Incentive Plans represent the threshold, target, and maximum amounts that could be earned under our Non-Equity Incentive Compensation program at targets established for each level. Until the threshold performance is obtained, no incentive is earned. If the maximum performance had been achieved, the named executive officers would have received four and one-half times their target bonus amount. See “Compensation Discussion & Analysis — What We Pay and Why: Elements of Compensation — Non-Equity Incentive Compensation” for more information regarding our bonuses.
(2)	Amounts represent the grant date fair value, as computed in accordance with FASB ASC Topic 718. The grant date fair value of restricted stock was based on the closing price of our stock on the date of grant. The grant date fair value of TSR Awards was determined using a Monte Carlo simulation model. The grant date fair value of ROIC Awards was based on the closing price of our stock on the date of grant. Additional information regarding the PSUs are set forth under Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016. See also “Compensation Discussion & Analysis — What We Pay and Why: Elements of Compensation — Long-Term Incentive Compensation” for additional information regarding our PSUs, including information regarding performance criteria.
(3)	Amounts represent the grant date fair value, as computed in accordance with ASC Topic 718. Shares of restricted stock vest over a period of three years beginning on the first anniversary of the date of grant.
(4)	The grant date fair values of PSUs in the table above assumes target performance, but the actual number of performance shares distributed at the end of the performance period is dependent upon the achievement of stated performance goals.

The following table sets forth information with respect to outstanding equity awards as of December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End 2015

		Option Awards					Stock Awards
Name	Grant/Award Type	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Holder	FY 2013 Option	66,667	33,333	—	9.40	6/3/2023	—	—	—	—
	FY 2013 RSU	—	—	—	—	—	8,333	132,828	—	—
	FY 2014 Option	8,333	16,667	—	19.63	3/19/2024	—	—	—	—
	FY 2014 RSU	—	—	—	—	—	16,667	265,671	—	—
	FY 2015 RSU-1	—	—	—	—	—	10,000	159,400	—	—
	FY 2015 RSU-2	—	—	—	—	—	14,665	233,761	—	—
	FY 2015 TSR Awards	—	—	—	—	—	14,665	233,761	—	—
	FY 2015 ROIC Awards	—	—	—	—	—	14,665	233,761	—	—

Mr. Dorton	FY 2006 Option	11,250	—	—	11.50	8/14/2016	—	—	—	—
	FY 2007 Option	11,250	—	—	12.12	5/25/2017	—	—	—	—
	FY 2008 Option	12,000	—	—	9.36	3/6/2018	—	—	—	—
	FY 2011 Option	12,000	—	—	14.13	5/26/2021	—	—	—	—
	FY 2012 Option	15,000	—	—	8.86	3/21/2022	—	—	—	—
	FY 2013 Option	10,000	5,000	—	9.97	3/25/2023	—	—	—	—
	FY 2013 RSU	—	—	—	—	—	2,100	33,474	—	—
	FY 2014 Option	1,333	2,667	—	19.63	3/19/2024	—	—	—	—
	FY 2014 RSU	—	—	—	—	—	4,667	74,392	—	—
	FY 2015 RSU-1	—	—	—	—	—	4,500	71,730	—	—
	FY 2015 RSU-2	—	—	—	—	—	3,865	61,608	—	—
	FY 2015 TSR Awards	—	—	—	—	—	3,865	61,608	—	—
	FY 2015 ROIC Awards	—	—	—	—	—	3,865	61,608	—	—

Mr. Manzagol	FY 2014 Option	1,000	2,000	—	22.12	11/6/2024	—	—	—	—
	FY 2014 RSU	—	—	—	—	—	4,533	72,256	—	—
	FY 2015 RSU-1	—	—	—	—	—	1,500	23,910	—	—
	FY 2015 RSU-2	—	—	—	—	—	3,460	55,152	—	—
	FY 2015 TSR Awards	—	—	—	—	—	3,460	55,152	—	—
	FY 2015 ROIC Awards	—	—	—	—	—	3,460	55,152	—	—

Mr. Veltman	FY 2014 Option	1,000	2,000	—	22.15	10/20/2024	—	—	—	—
	FY 2014 RSU	—	—	—	—	—	3,533	56,316	—	—
	FY 2015 RSU-1	—	—	—	—	—	2,000	31,880	—	—
	FY 2015 RSU-2	—	—	—	—	—	3,460	55,152	—	—
	FY 2015 TSR Awards	—	—	—	—	—	3,460	55,152	—	—
	FY 2015 ROIC Awards	—	—	—	—	—	3,460	55,152	—	—

Mr. Widders	FY 2011 Option-1	3,000	—	—	14.13	5/26/2021	—	—	—	—
	FY 2011 Option-2	5,000	—	—	12.99	6/2/2021	—	—	—	—
	FY 2012 Option	8,000	—	—	8.86	3/21/2022	—	—	—	—
	FY 2013 Option	8,000	4,000	—	9.97	3/25/2023	—	—	—	—
	FY 2014 Option	1,000	2,000	—	19.63	3/19/2024	—	—	—	—
	FY 2014 RSU	—	—	—	—	—	3,333	53,128	—	—
	FY 2015 RSU-1	—	—	—	—	—	3,200	51,008	—	—
	FY 2015 RSU-2	—	—	—	—	—	2,850	45,429	—	—
	FY 2015 TSR Awards	—	—	—	—	—	2,850	45,429	—	—
	FY 2015 ROIC Awards	—	—	—	—	—	2,850	45,429	—	—

(1)	Stock options vest in three equal annual installments beginning on the first anniversary of the date of grant.
(2)	Shares of restricted stock vest in three equal annual installments beginning on the first anniversary of the date of grant. Performance share units granted on April 30, 2015 will, subject to the achievement of the performance goals applicable thereto, vest on December 31, 2017.
(3)	The market value of unvested shares of restricted stock and unvested shares issuable in respect of PSUs is based on the closing price of our common stock on the last day of fiscal year 2015, which was $15.94 and, with respect to PSUs, assumes target performance.

The following table sets forth information with respect to option exercises and stock vesting as of December 31, 2015.

Option Exercises and Stock Vested During 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Holder	—	—	16,667	423,589
Mr. Dorton	15,000	201,010	6,534	155,546
Mr. Manzagol	—	—	2,267	34,209
Mr. Veltman	—	—	1,767	29,580
Mr. Widders	—	—	4,799	114,324

Employment and Change of Control Agreements with Named Executive Officers

Our named executive officers have written employment agreements to serve in their respective positions that extend automatically for successive one-year terms unless either party gives notice of termination. We may terminate each named executive officer’s employment with or without cause, but if terminated without cause, the executive would continue to receive his annual salary, paid on a monthly basis, for twelve months from the date of termination, plus a lump sum payment of $12,000 as a transition assistance payment. If the named executive officer has more than 12 years of service at the date of termination, such named executive officer will receive one additional month of salary paid for each year of service up to a maximum additional six months, if employed for 18 years or more. The employment agreements for each of our named executive officers also include a non-competition term that ends two years after the conclusion of each executive’s employment with the Company.

The employment agreements for each of our named executive officers have change of control provisions. These provisions state if a named executive officer’s employment is terminated within two years following a change of control (i.e., a “double-trigger”), as defined in each named executive officer’s employment agreement, each named executive officer will receive a lump sum payment equal to a multiple of his annual salary plus a percentage of his median bonus available at his specific target percentage. Each named executive officer will receive a multiple of two-times the named executive officer’s annual salary following a change of control. Mr. Holder will receive 80% of his median bonus and Messrs. Dorton, Manzagol, Veltman and Widders will receive 50% of his median bonus following a change of control. Additionally, each named executive officer will receive a lump sum payment of $12,000 as a transition assistance payment.

The following table shows the compensation each named executive officer would have received under their respective employment agreements had a change in control and the termination of the executive’s service had occurred, each as of December 31, 2015.

Name	Cash Severance ($) (1)	TSR Awards ($) (2)	ROIC Awards ($) (2)	Total ($)
Mr. Holder	1,963,200	419,566	368,971	2,751,737
Mr. Dorton	995,232	110,578	97,243	1,203,053
Mr. Manzagol	853,365	98,991	87,053	1,039,409
Mr. Veltman	892,537	98,991	87,053	1,078,581
Mr. Widders	737,329	81,539	71,706	890,574

(1)	Amounts represents two times the named executive officer’s base salary plus a the named executive officer’s median bonus available at target percentage specified above, plus the named executive officer’s target annual bonus for the year of termination, plus a transition assistance payment.

(2)	The Performance Share Unit Agreements with respect to these awards provide that upon a change of control and termination of executive’s service within twenty four month of a change control, i.e., a “double-trigger”, all PSUs will be deemed vested at target. Accordingly, amounts represent the vesting of PSUs at target performance levels. The grant date fair value of TSR Awards was determined using a Monte Carlo simulation model. The grant date fair value of ROIC Awards was based on the closing price of our stock on the date of grant.

DIRECTOR COMPENSATION

Directors who are not employees of the Company are paid an annual retainer of $140,000, consisting of $70,000 of cash and $70,000 of shares of restricted stock, which vests one year from the date of grant. Our Non-Executive Chairman receives an additional retainer of $30,000, each Chairman of the Audit Committee and the Compensation Committee receives an additional retainer of $10,000 and the Chairman of the Governance Committee receives an additional retainer of $6,000. Mr. Holder, our President and Chief Executive Officer, is our only director who is also an employee of the Company. Mr. Holder does not receive any compensation for his service as a director. Directors may elect to defer some or all of the compensation they receive. We reimburse all directors for out-of-pocket expenses incurred in attending Board and committee meetings. Director compensation is reviewed and approved by the Compensation Committee.

The table below provides information about the compensation our non-employee directors received during 2015.

Director Compensation Table For 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Mr. Brunner	67,600	108,960	—	—	176,560
Mr. Dries	72,600	102,150	—	—	174,750
Mr. Kennedy (2)	47,000	95,340	—	—	142,340
Mr. Morris	84,000	108,960	—	4,508	197,468
Mr. Pugh	63,000	108,960	—	—	171,960
Mr. Warshaw	72,000	108,960	—	—	180,960
Mr. Werner (3)	64,000	108,960	—	3,322	176,282

(1)	Amounts represent the aggregate grant date fair value, as computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of 4,800 shares of restricted stock awarded on March 19, 2015 to each of Messrs. Brunner, Morris, Pugh, Warshaw and Werner, and of 4,500 shares of restricted stock awarded to Mr. Dries and of 4,200 shares of restricted stock awarded to Mr. Kennedy. The restricted stock awards to directors vest in their entirety beginning on the first anniversary of the date of grant.
(2)	Mr. Kennedy resigned from the Board, effective October 21, 2015. In connection with Mr. Kennedy’s resignation, shares of unvested restricted stock previously granted to him were forfeited.
(3)	As previously disclosed, Mr. Werner retired effective as of the 2016 Annual Meeting.

The following table sets forth information with respect to nonqualified deferred compensation of our directors during 2015.

Nonqualified Deferred Compensation For 2015

Name	Director Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Brunner	—	—	—	—	—
Mr. Dries	—	—	—	—	—
Mr. Kennedy (1)	—	—	—	—	—
Mr. Morris	—	—	4,508	—	440,135
Mr. Pugh	—	—	—	—	—
Mr. Warshaw	—	—	—	—	—
Mr. Werner (2)	—	—	3,322	—	378,122

(1)	Mr. Kennedy resigned from the Board, effective October 21, 2015.
(2)	As previously disclosed, Mr. Werner retired effective as of the 2016 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All compensation decisions during the fiscal year ended December 31, 2015 for each of the named executive officers were made by the Compensation Committee, consisting of Messrs. Warshaw, Dries, Pugh and Brunner, none of whom is or was an officer or employee of the Company during the last fiscal year or prior to the last fiscal year, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, no executive officer of the Company has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as noted below, we did not engage in any transaction with a related person as defined under the rules of the SEC. While the Board currently does not have a written policy with respect to approval of transactions with related parties, it is the policy of the Board to approve any transactions with related persons. Any approvals would be reflected in the minutes of the meeting of the Board at which the Board approved the transaction. We have adopted a written policy, however, on conflicts of interest, which appears in our Code of Ethics. The Code of Ethics states that a “conflict of interest” exists when the personal interests of an officer, director or associate interferes with that person’s ability to act in the best interest of the Company. Under the Code of Ethics, officers, directors and associates are to avoid actual conflicts of interest, but to also avoid the appearance of a conflict. Such persons may not engage in conduct where such person or a family member receives improper personal benefits as a result of such person’s position in the Company. Transactions or relationships that may reasonably be expected to give rise to conflicts of interest are not permitted. Potential, apparent or actual conflicts of interest must be reported to management.

John C. Kennedy, a director in 2015, resigned from the Board of Directors, effective October 21, 2015. Prior to January 1, 2015, we engaged in several transactions with Mr. Kennedy, which required performance by us or Mr. Kennedy or parties related to Mr. Kennedy in 2015.

On August 29, 2014, we completed our acquisition of Autocam Corporation, or Autocam, for an aggregate purchase price of $300.0 million. Mr. Kennedy was the founder and largest shareholder of Autocam and served until the closing of the acquisition as a director and it’s Chief Executive Officer. We entered into certain transactions with Mr. Kennedy and affiliates of Mr. Kennedy in connection with our acquisition of Autocam.

In connection with our acquisition of Autocam, we entered into an escrow agreement, an indemnity agreement, a non-competition and non-disclosure agreement and a stockholders’ agreement with Mr. Kennedy. Pursuant to the terms of the escrow agreement and indemnity agreement, Mr. Kennedy may be required to forfeit shares of our common stock owned (or cash in lieu of stock) to satisfy certain post-closing escrow claims. Pursuant to the terms of the non-competition and non-disclosure agreement, Mr. Kennedy is restricted from competing against us for three years following the closing of the Autocam acquisition and agreed to customary confidentiality and non-solicitation provisions. Pursuant to the terms of the stockholders’ agreement, shares of the Company’s common stock owned by Mr. Kennedy are subject to transfer restrictions and registration rights.

Additionally, Autocam and Autocam Medical Devices, LLC, or Autocam Medical, entered into a transition services agreement immediately following our acquisition of Autocam. Mr. Kennedy owns a controlling interest in Autocam Medical in addition to serving as a director and its President and Chief Executive Officer. Pursuant to the terms of this transition services agreement, Autocam provided certain transition services to Autocam Medical until August 29, 2015 in consideration for monthly payments of $62,500. Autocam Medical may, in its sole discretion, extend the term of the transition services agreement for an additional twelve month period. We and Autocam Medical are also parties to an agreement whereby we are permitted to utilize a private aircraft owned by Autocam Medical for purposes of transporting our executives on Company-related business. We paid Autocam Medical approximately $100,750 for such services in 2015.

Prior to the closing of the Autocam transaction, Autocam employed Mrs. Nancy Kennedy, Mr. Kennedy’s wife, as Quality Auditor/Continuous Improvement Coordinator. Mr. Kennedy’s wife was employed by Autocam on a part-time basis in 2015.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Matthew S. Heiter
Secretary
Johnson City, Tennessee
November 10, 2016

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

NN, INC.

2016 OMNIBUS INCENTIVE PLAN

Section 1. Purpose.

This plan shall be known as the “NN, Inc. 2016 Omnibus Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of NN, Inc. (the “Company”) and its stockholders by: (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means: (i) any entity that, directly or indirectly, is controlled by the Company; (ii) any entity in which the Company has a significant equity interest; (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act; and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

2.2 “Appreciation Award” means an Award that is payable in Shares and that accretes value only if the Fair Market Value of a Share increases above an amount stated upon the grant date of the Award, which amount shall not be less than the Fair Market Value of a Share on the applicable grant date. Options and SARs are examples of Appreciation Awards.

2.3 “Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

2.4 “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” has the meaning ascribed to such term in any employment agreement between the Company and the Participant or, if there is no employment agreement or such term is not defined in the employment agreement, unless otherwise defined in the applicable Award Agreement, means: (i) conviction of, or plea of nolo contendere by, the Participant under applicable law of a felony or any crime involving moral turpitude; (ii) unauthorized acts intended to result in the Participant’s personal enrichment at the material expense of the Company or a Subsidiary or Affiliate; (iii) any willful breach of any written policy of the Company or a Subsidiary or Affiliate; or (iv) any violation of the Participant’s duties or responsibilities to the Company or a Subsidiary or Affiliate which constitutes willful misconduct or dereliction of duty. For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

2.7 “Change in Control” means, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan maintained by the Company or any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of the Company’s stock, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total combined voting power of the Company’s then-outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders and which the Board does not recommend such stockholders to accept;

(b) a majority of directors, whose election or nomination for election is not approved by a majority of the members of the Incumbent Board then serving as members of the Board, are elected within any single 24-month period to serve on the Board; or

(c) consummation of:

(i) any cash tender or exchange offer, reorganization, merger or other business combination or contested election, or any combination of the foregoing involving the Company, unless:

(A) the stockholders of the Company, immediately before such transaction or series of transactions, own, directly or indirectly immediately following such transactions, more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such transactions in substantially the same proportion as their ownership of the voting securities immediately before such transactions;

(B) individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such transaction or series of transactions constitute a majority of the board of directors of the surviving corporation immediately following such transactions; and

(C) no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or (III) any person who, immediately prior to such transaction or series of transactions, had beneficial ownership of securities representing 30% or more of the combined voting power of the Company’s then-outstanding securities) has beneficial ownership of securities immediately following such transactions representing 30% or more of the combined voting power of the surviving corporation’s then outstanding voting securities;

(ii) the complete liquidation or dissolution of the Company; or

(iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

For purposes of this definition, “Incumbent Board” means those persons who either (A) have been members of the Board since the Effective Date or (B) are new directors whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least three-fourths of the members of the Board then in office who either were directors described in clause (A) hereof or whose election or nomination for election was previously so approved, provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been so approved for purposes of this definition.

Unless otherwise provided in the applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations. No Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change in control of the

Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” means a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m), and (iii) “independent” within the meaning of the listing standards of the Nasdaq Stock Market (or such other such market or exchange as is the principal trading market for the Shares) and the rules and regulations of the SEC.

2.10 “Consultant” means any consultant to the Company or its Affiliates, provided that such person is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.

2.11 “Covered Officer” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee in its discretion as reasonably expected not to be such a “covered employee” with respect to the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee in its discretion as reasonably expected to be such a “covered employee” with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

2.12 “Director” means a member of the Board.

2.13 “Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan. With respect to Awards subject to Section 409A of the Code, unless otherwise defined in the applicable Award Agreement, the term “Disability” shall have the meaning set forth in Section 409A of the Code.

2.14 “Early Retirement” means, unless otherwise provided in the applicable Award Agreement, retirement of a Participant with the express consent of the Committee at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 55 and/or without ten years of continuous service, in accordance with any applicable retirement policy of the Company then in effect or as may be approved by the Committee.

2.15 “Effective Date” has the meaning provided in Section 16.1 of the Plan.

2.16 “Employee” means a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.18 “Fair Market Value” with respect to the Shares, means, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the Nasdaq Stock Market, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method (as applicable), by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

2.19 “Good Reason” has the meaning ascribed to such term in any employment agreement between the Company and the Participant or, if there is no employment agreement or such term is not defined in the employment agreement, unless otherwise defined in the applicable Award Agreement, means the assignment to a Participant following a Change in Control of any duties inconsistent with the Participant’s duties, responsibilities, title, or any other action by the Company that results in a material diminution in the Participant’s position, authority, duties or responsibilities, excluding in each case any assignment or action that is remedied by the Company within thirty days of receipt of notice from the Participant.

2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.

2.21 “Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

2.23 “Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

2.24 “Normal Retirement” means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 55th birthday and with ten years of continuous service, in accordance with any applicable retirement policy of the Company then in effect or as may be approved by the Committee.

2.25 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

2.27 “Other Stock-Based Award” means any Award granted under Sections 9 or 10 of the Plan.

2.28 “Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

2.29 “Prior Plan” means the NN, Inc. Amended and Restated 2011 Stock Incentive Plan.

2.30 “Participant” means any Employee, Director or Consultant who receives an Award under the Plan.

2.31 “Performance Award” means any Award granted under Section 8 of the Plan.

2.32 “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.33 “Restricted Share” means any Share granted under Section 7, 8 or 10 of the Plan.

2.34 “Restricted Share Unit” means any unit granted under Section 7, 8 or 10 of the Plan.

2.35 “Retirement” means Normal or Early Retirement.

2.36 “SEC” means the Securities and Exchange Commission or any successor thereto.

2.37 “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.38 “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

2.39 “Separation from Service” or “Separates from Service” shall have the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.40 “Shares” means shares of the common stock, par value $0.01 per share, of the Company, or any security into which such shares may be converted by reason of any event of the type referred to in Sections 4.2, 13.3, and 14.3.

2.41 “Specified Employee” has the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.42 “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Section 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price.

2.43 “Subsidiary” means any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

2.44 “Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3. Administration.

3.1 Authority of Committee. The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full and final power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to: (i) designate Participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan; (iii) determine the type or types of Awards to be granted to a Participant; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (v) determine the timing, terms, and conditions of any Award; (vi) accelerate the time at which all or any part of an Award may be settled or exercised; (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate; (x) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate, including whether such separation occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a Separation from Service;

(xii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xiii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xv) adopt special guidelines and provisions for Persons who are residing in, employed in or subject to the taxes of any domestic or foreign jurisdiction to comply with applicable tax and securities laws of such domestic or foreign jurisdiction; and (xvi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement related thereto or make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Persons are similarly situated). A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section 16.

3.4 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.5 Minimum Vesting Period. Except for Substitute Awards, no portion of any Option or SAR Award shall have a vesting period of less than 12 months from the Grant Date; provided, however, that up to five percent (5%) of the number of Shares authorized for grant pursuant to Section 4.1(a) may be subject to Options or SARs that do not meet the minimum vesting requirement set forth in the previous clause.

Section 4. Shares Available for Awards.

4.1 Number of Shares.

(a) Subject to adjustment as provided in Section 4.2, a total of 2,300,000 Shares shall be authorized for grant under the Plan, less one (1) Share for every Share that was subject to an option or stock appreciation right granted after September 30, 2016 under a Prior Plan and one and one-half Shares for every Share that was subject to an award other than an option or stock appreciation right granted after September 30, 2016 under a Prior Plan, all of which Shares may be used for the granting of ISOs. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit one and one-half Shares for every one (1) Share granted. After the Effective Date, no awards may be granted under any Prior Plan.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after September 30, 2016, any Shares subject to an award under the Prior Plan are forfeited, an Award expires or an award under the Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 4.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (I) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option under a Prior Plan, or to satisfy any tax withholding obligation with respect to an Award or an award under a Prior Plan, and (II) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, or a stock appreciation right under a Prior Plan and (III) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under a Prior Plan.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 11.3, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination, and shall otherwise comply with the applicable exemption from the stockholder approval requirements of the principle national securities market or exchange on which the Company’s Shares are listed.

(d) Any Shares that again become available for grant pursuant to this Section 4.1 shall be added back as (i) one Share for every one Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as one and one-half Shares for every one Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

4.2 Adjustments. Without limiting the Committee’s discretion as provided in Section 13 hereof, if there shall occur any change in the capital structure of the Company by reason of any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event having an effect similar to the foregoing, affects the Shares, then the Committee shall, in an equitable and proportionate manner as determined by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement or dilution of rights and benefits under such Awards.

Section 5. Eligibility.

Any current or prospective Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10; provided further, that the vesting and exercise of an Award to a prospective Employee, Director or Consultant are conditioned upon such individual attaining such status.

Section 6. Stock Options and Stock Appreciation Rights.

6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the Option Price or Grant Price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. An Employee who has been granted an Option under the Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, or if Options fail to qualify as Incentive Stock Options for any other reason, such Options shall constitute Non-Qualified Stock Options.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date such Option is granted pursuant to Section 6.1, and the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date such SAR is granted pursuant to Section 6.1. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARS, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) lower the Option Price of an Option after it is granted, (ii) lower the Grant Price of an SAR after it is granted, (iii) cancel an Option when the Option Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), (iv) cancel an SAR when the Grant Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (v) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s stockholders.

6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten years from the date such Option or SAR was granted.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

(c) An Option or SAR may be exercised, in whole or in part, at any time with respect to whole Shares only within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and in the case of an Option, payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option or SAR the Fair Market Value of one Share exceeds the Option Price or Grant Price, as applicable, of such Award by an amount as may be determined by the Committee, the Participant has not exercised the Option or SAR and the Option or SAR has not otherwise expired, the Option or SAR shall be deemed to have been exercised by the Participant on such day pursuant to such procedures as may be determined by the Committee.

(d) Payment of the Option Price shall be made in (i) cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes (which taxes may be satisfied in accordance with Section 15.6 of the Plan), such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes (which taxes may be satisfied in accordance with Section 15.6).

(e) Until Shares subject to the exercise of an Option or SAR have been issued, the Participant exercising such Award shall possess no rights as a stockholder with respect to such Shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a method set forth in subsection (d) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(f) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5 Separation from Service. Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award (or if later, the date on which the Participant first became an Employee, Director or Consultant) and ending on the date of exercise of such Award the Participant is an Employee, Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that subject to Section 6.4(a), in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement.

6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the Participant owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five years from the date such Option is granted.

Section 7. Restricted Shares and Restricted Share Units.

7.1 Grant.

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time (which shall be not less than one year for Participants other than Non-Employee Directors) during which the Participant receiving such Award must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions (including, but not limited to, performance goals based on the criteria listed in Section 11 of the Plan) that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2 Delivery of Shares and Transfer Restrictions.

(a) At the time a Restricted Share Award is granted, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant receiving such Award. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant receiving such Award subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b) Unless otherwise provided in the applicable Award Agreement, the Participant receiving an Award of Restricted Shares shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.

7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form). The Company shall have the right to repurchase Restricted Shares at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) in the event that conditions specified in the Award Agreement with respect to such Restricted Shares are not satisfied prior to the end of the applicable restricted period.

7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units may be settled in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Restricted Share Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents shall be currently paid on Restricted Share Units that are not yet vested; provided further, that such dividend equivalents may be accumulated and paid when and if the underlying Restricted Share Units vest. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8. Performance Awards.

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment. The minimum vesting provisions of Section 3.5 hereof shall apply to any Performance Awards that are Appreciation Awards.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Except as otherwise determined by the Committee at or after grant, Separation from Service prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9. Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. The minimum vesting provisions of Section 3.5 hereof shall apply to any Other Stock-Based Award that constitutes an Appreciation Award.

Section 10. Non-Employee Director and Outside Director Awards.

10.1 Non-Employee Director Awards. The Committee may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Committee shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law; provided, that any Appreciation Awards to a Director pursuant to this Section 10.1 shall be subject to the minimum vesting provisions of Section 3.5 hereof.

10.2 Outside Director Awards. The Committee may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

10.3 Director Limits. Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed five hundred thousand dollars in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to the applicable limit in this Section 10.3 for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

Section 11. Provisions Applicable to Covered Officers and Performance Awards.

11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11. For the avoidance of doubt, any such Performance Awards that constitute Appreciation Awards shall be subject to the minimum vesting provisions of Section 3.5.

11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a)	earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation;

(b)	net sales;

(c)	operating (or gross) income or profit;

(d)	pretax income before allocation of corporate overhead and/or bonus;

(e)	productivity or operating efficiencies;

(f)	operating income as a percentage of net sales;

(g)	return on capital, capital employed or investment, equity, or assets (including economic value created);

(h)	after tax operating income;

(i)	net income;

(j)	earnings or book value per Share;

(k)	financial ratios;

(l)	cash flow(s);

(m)	total sales or revenues or sales or revenues per employee;

(n)	capital expenditures as a percentage of net sales;

(o)	total operating expenses, or some component or combination of components of total operating expenses, as a percentage of net sales;

(p)	stock price or total stockholder return, including any comparisons with stock market indices;

(q)	appreciation in or maintenance of the price of the common stock or any publicly-traded securities of the Company;

(r)	dividends;

(s)	debt or cost reduction;

(t)	comparisons with performance metrics of peer companies;

(u)	comparisons of Company stock price performance to the stock price performance of peer companies;

(v)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, meeting or reducing budgeted expenditures, attaining division, group or corporate financial goals, meeting business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and meeting goals relating to acquisitions, joint ventures or collaborations or divestitures;

(w)	quality or customer satisfaction;

(x)	comparable site sales;

(y)	economic value-added models; or

(z)	any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any items that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action or (vii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, provided in each case that the Committee commits to make any such adjustments within the 90 day period set forth in Section 11.4.

11.3 With respect to any Covered Officer: (a) the maximum number of Shares in respect of which all Performance Awards (other than Options and SARs) may be granted in any fiscal year under Section 8 of the Plan is 350,000; (b) the maximum amount of all Performance Awards that are settled in cash and that may be granted in any fiscal year under Section 8 of the Plan is $2,000,000; and (c) the maximum number of all Shares in respect of which Options or SARs (taken together) may be granted in any fiscal year under the Plan is 350,000. The individual Covered Officer limitations set forth in this Section 11.3 shall be cumulative; that is, to the extent that Shares or cash for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in that fiscal year (such shortfall, the “Shortfall Amount”), the number of Shares (or amount of cash, as the case may be) available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until the earlier of the time the Shortfall Amount has been granted to the Participant, or the end of the third fiscal year following the year to which such Shortfall Amount relates (determined on a “first-in-first-out” basis).

11.4 In the case of grants of Performance Awards with respect to which compliance with Section 162(m) is intended, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Prior to the payment of any compensation based on the achievement of performance goals applicable to Performance Awards subject to this Section 11, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5 Unless otherwise expressly stated in the relevant Award Agreement, each Performance Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12. Separation from Service.

12.1 The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, including for Good Reason, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

12.2 Unless otherwise provided in this Plan, an Award Agreement, or by a contractual agreement between the Company or a Subsidiary and a Participant, if a Participant’s employment with or service to the Company or a Subsidiary terminates before the restrictions imposed on the Award lapse, the performance goals have been satisfied or the Award otherwise vests, such Award shall be forfeited.

Section 13. Change in Control.

13.1 Assumption, Continuation or Substitution. Unless otherwise provided in an Award Agreement or by a contractual agreement between the Company and a Participant, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may (in accordance with Section 409A, to the extent applicable), without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must grant the rights set forth in

Section 13.3 to the Participant in respect of such assumed Awards. For purposes of this Section 13.1, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control.

13.2 Accelerated Vesting. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion, provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. In the event of a Change of Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

13.3 Certain Terminations. Unless otherwise provided by the Committee, or in an Award Agreement or by a contractual agreement between the Company and a Participant, if, within one year following a Change in Control, a Participant Separates from Service with the Company (or its successor) by reason of (a) death; (b) Disability; (c) Retirement; (d) for Good Reason by the Participant; or (e) involuntary termination by the Company for any reason other than for Cause, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted. For purposes of an Award subject to Section 409A of the Code, Good Reason shall exist only if (i) the Participant notifies the Company of the event establishing Good Reason within ninety days of its initial existence, (ii) the Company is provided thirty days to cure such event and (iii) the Participant Separates from Service with the Company (or its successor) within one hundred eighty days of the initial occurrence of the event.

13.4 Cash Settlement of Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share including pursuant to Section 13.2 subject to such Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and may be paid in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.5 Performance Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant, provide that in the event of a Change in Control, (i) any outstanding

Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable. In the absence of such a determination, any Performance Awards will be vested or paid based on the amount payable or vested pursuant to the Performance Award based on achievement of “target” performance under the relevant performance goals, but pro-rated based on the number of days that have elapsed in the performance period between the date of grant and the date of the Change in Control.

Section 14. Amendment and Termination.

14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination (including with respect to the provisions of Section 3.5 and Section 6.2) shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards. Subject to the restrictions of Section 3.5 and Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3 Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

14.4 Foreign Employees. In order to facilitate the making of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the corporate secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

Section 15. General Provisions.

15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.

15.2 Dividend Equivalents. No dividend equivalent rights shall be granted with respect to Options or SARs (or any other Appreciation Awards). In the sole and complete discretion of the Committee, however, any Award (other than any Appreciation Award) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and only to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards. Notwithstanding the foregoing, with respect to an Award subject to Section 409A of the Code, the payment, deferral or crediting of any dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.

15.3. Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A of the Code. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to additional taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable performance period and the last day of the “applicable 2  1⁄2 month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable

Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6 Tax Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or such Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income); and/or (b) tendering to the Company or an Affiliate Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case (x) as may be required to avoid the Company’s or the Affiliate’s incurring an adverse accounting charge and (y) based on the Fair Market Value of the Shares on the wage payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered (including, but not limited to, through an online equity incentive plan management portal) to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any

Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws. The Company will not be obligated to issue, deliver or transfer any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered pursuant to the Plan until: (a) all conditions of the applicable Award Agreement have been met or removed to the satisfaction of the Committee; (b) all other legal matters, including receipt of consent or approval of any regulatory body and compliance with any state or federal securities or other law, in connection with the issuance and delivery of such Shares have been satisfied; (c) the Participant or holder or beneficiary of the Shares or Award has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of any state or federal securities or other law; and (d) such issuance would not entitle the Company to recover amounts under Section 16(b) of the Exchange Act from such Participant or holder or beneficiary of the Shares or Award. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue the Shares as to which such requisite authority shall not have been obtained.

15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.15 Clawback. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16. Term of the Plan.

16.1 Effective Date. The Plan shall be effective as of December 14, 2016 (the “Effective Date”) provided it has been approved by the Company’s stockholders.

16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

NN, INC. 207 MOCKINGBIRD LANE JOHNSON CITY, TN 37604

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1 and 2.
		For	Against	Abstain
1 Approval of the 2016 Omnibus Incentive Plan.		☐	☐	☐

2      Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of proposal 1.

		☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

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NN, INC. 207 Mockingbird Lane Johnson City, TN 37604

SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT 9:00 AM EASTERN ON DECEMBER 14, 2016, AT THE HEADQUARTERS OF NN, INC., 207 MOCKINGBIRD LANE, JOHNSON CITY, TENNESSEE 37604

The undersigned stockholder hereby appoints Richard D. Holder, Thomas C. Burnwell, Jr., Matthew S. Heiter and J. Robert Atkinson, each of them, with full power of substitution and revocation, the proxies of the undersigned to vote all shares registered in the name of the undersigned on all matters set forth in the proxy statement and on any other matters that may properly come before the Special Meeting and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ON PROPOSALS 1 AND 2 AND WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT THEREOF, IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING ON SUCH MATTER OR MATTERS.

Continued and to be signed on reverse side